Exhibit (c)(1)

Wüest Dimensions - Business intelligence by Wüest Partner

Valuation report

Commercial property

Plan-les-Ouates, Chemin des Aulx 8-18

Chemin des Aulx 8-18

1228 Plan-les-Ouates

Switzerland

Market value	CHF 141,420,000

Report date	31.12.2021
Valuation purpose	Update
Customer	Eldista GmbH
Project reference number (PRN)	102688.2101
Valuation Id	101-4423-116
End customer	Eldista GmbH
Project manager	Philippe Bach, Wüest Partner
Valuer	Philippe Bach, Wüest Partner
Site visit date	21.11.2011
Site visited by	Wüest Partner

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 1 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Summary

Property condition
Commercial property Chemin des Aulx 8-18 1228 Plan-les-Ouates Switzerland CH1903: 496994 / 113830
Property unit	Plan-les-Ouates, Chemin des Aulx 8-18
Reference number
Owner
Type of ownership	Leasehold
Construction year	1991
Last renovated
Customer	Eldista GmbH
Contact person	Michele Janner Michele@mccafferty-am.ch
Project manager	Philippe Bach philippe.bach@Wüestpartner.com
Valuer	Philippe Bach philippe.bach@Wüestpartner.com

Results

Market values	CHF	CHF/m2 LA
Market value	141,420,000	3,753
Building insurance value	137,988,063	3,662
Repair cost years 1 to 10	19,712,688	523

Inflation		0.50%
Discount rate real/nominal	4.70%	5.22%
Net capitalisation rate (exit)		4.70%
Net/gross yield annuity	4.56%	7.72%
Gross yield (projected/effective)	8.31%	7.32%
MIRR 5/MIRR 10	5.22%	5.22%
Net initial yield (P1) before/after capex	6.19%	3.70%
Annuity net yield (P1-10) before/after capex	6.53%	5.15%

Market matrix	Quality profile

Rents

Use type				Current rent					Market rent
Type	No.	sqm	Share	Proj. p.a. [CHF]	Vacant	Eff. p.a. [CHF]	Proj./sqm	Quantile	Proj. p.a. [CHF]	Proj./sqm	Quantile	Vacant	Dev.
Office	67	32,898	81%	9,486,644	11.8%	8,363,444	288	53%	8,882,460	270	47%	6.5%	-6.4%
Indoor parking	690	0	12%	1,412,197	9.8%	1,273,837			1,324,800			5.0%	-6.2%
Warehousing	55	3,235	3%	410,893	9.9%	370,417	127		388,200	120		10.0%	-5.5%
Outdoor parking	125	0	2%	240,900	30.1%	168,300			195,000			10.0%	-19.1%
Gastronomy	2	547	1%	91,346	0.0%	91,346	167		109,400	200		6.5%	19.8%
Others	24	1,004	1%	107,072	27.5%	77,652	107		100,150	100		7.9%	-6.5%
Total	963	37,684	100%	11,749,052	12.0%	10,344,996	268		11,000,010	251		6.5%	-6.4%

Yields

	Present value	Annuity (P1-Exit)			Annuity (Exit)		% project. (P1-Exit)		% project. (Exit)		% RPC (P1-Exit)		% RPC (Exit)		Yield
	[CHF]	[CHF]	[CHF/m2]	Q.	[CHF/m2]	Q.	[%]	Q.	[%]	Q.	[%]	Q.	[%]	Q.	[%]
Gross target income	238,764,069	10,910,122	290		292		100.0%		100.0%		7.5%		7.5%		7.72%
Est. rental inc.	238,764,069	10,910,122	290		292		100.0%		100.0%		7.5%		7.5%		7.72%
Income reductions	14,549,881	666,849	18		19		6.1%		6.6%		0.5%		0.5%		0.47%
Actual gross income	224,214,188	10,243,273	272		273		93.9%		93.4%		7.0%		7.0%		7.24%
Operating costs	25,076,205	1,149,522	31	84%	31	84%	10.5%	81%	10.5%	80%	0.8%	87%	0.8%	87%	0.81%
Maintenance costs	7,432,566	340,717	9	44%	10	49%	3.1%	44%	3.4%	49%	0.2%	50%	0.3%	55%	0.24%
Refurbishment costs	44,244,914	2,028,238	54	84%	55	86%	18.6%	76%	18.9%	77%	1.4%		1.4%		1.43%
Ground lease fee (costs)	6,045,333	277,125	7		7		2.5%		2.5%		0.2%		0.2%		0.20%
Other costs	0	0	0		0		0.0%		0.0%		0.0%		0.0%		0.00%
Total costs	82,799,018	3,795,602	101		103		34.8%		35.3%		2.6%		2.7%		2.68%
Total net income	141,415,171	6,447,671	171		170		59.1%		58.1%		4.4%		4.4%		4.56%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 2 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Summary 2

Results

	Periods | nominal cashflows
		1	2	3	4	5	6	7	8	9	10	Exit
Incomes	Ann. % project.	01.01.2022 - 31.12.2022	01.01.2023 - 31.12.2023	01.01.2024 - 31.12.2024	01.01.2025 - 31.12.2025	01.01.2026 - 31.12.2026	01.01.2027 - 31.12.2027	01.01.2028 - 31.12.2028	01.01.2029 - 31.12.2029	01.01.2030 - 31.12.2030	01.01.2031 - 31.12.2031	01.01.2032
Gross target income	100.0%	10,961,111	11,000,536	10,796,967	10,839,344	10,804,303	10,932,903	10,977,446	11,032,333	11,284,189	11,318,436	11,562,552
Est. rental inc.	100.0%	10,961,111	11,000,536	10,796,967	10,839,344	10,804,303	10,932,903	10,977,446	11,032,333	11,284,189	11,318,436	11,562,552
Income reductions	6.1%	438,326	178,277	600,433	506,667	587,575	794,167	689,862	693,311	834,299	729,050	759,274
Actual gross income	93.9%	10,522,785	10,822,259	10,196,535	10,332,677	10,216,728	10,138,736	10,287,585	10,339,023	10,449,890	10,589,386	10,803,278

Costs
Operating costs	10.5%	1,207,886	1,151,720	1,163,640	1,149,693	1,150,979	1,179,840	1,165,759	1,171,588	1,206,950	1,192,108	1,208,337
Maintenance costs	3.1%	278,752	280,146	281,546	282,954	284,369	285,791	287,220	288,656	290,099	291,550	396,112
Refurbishment costs	18.6%	3,529,000	2,261,250	0	2,283,919	2,295,339	0	2,318,349	2,329,941	2,341,591	2,353,299	2,187,428
Ground lease fee (costs)	2.5%	277,125	278,511	279,903	281,303	282,709	284,123	285,543	286,971	288,406	289,848	291,297
Total costs	34.8%	5,292,763	3,971,627	1,725,089	3,997,869	4,013,396	1,749,754	4,056,872	4,077,156	4,127,046	4,126,805	4,083,173

Total net income	59.1%	5,230,023	6,850,632	8,471,445	6,334,809	6,203,332	8,388,982	6,230,713	6,261,866	6,322,844	6,462,581	6,720,105

Market value as at start of period		141,415,171	143,376,977	143,771,168	142,516,765	143,398,243	144,461,327	143,327,234	144,357,638	145,409,583	146,452,688	147,406,193
Gross yield p.a.		7.75%	7.67%	7.51%	7.61%	7.53%	7.57%	7.66%	7.64%	7.76%	7.73%	7.84%
Net yield after repair p.a.		3.70%	4.78%	5.89%	4.45%	4.33%	5.81%	4.35%	4.34%	4.35%	4.41%	4.56%
Capital growth return p.a.		1.39%	0.27%	-0.87%	0.62%	0.74%	-0.79%	0.72%	0.73%	0.72%	0.65%
Total return p.a.		5.09%	5.05%	5.02%	5.06%	5.07%	5.02%	5.07%	5.07%	5.07%	5.06%

Sensitivity analysis

Presentation in relative terms

	Δ	+30 5.00%	+10 4.80%	+/- 4.70%	-10 4.60%	-30 4.40%
Target rental income	-10%	-21%	-18%	-16%	-15%	-11%
	+0%	-6%	-2%	0%	2%	7%
	+10%	9%	14%	16%	19%	24%
Vacancy	+100%	-15%	-12%	-10%	-8%	-4%
	+0%	-6%	-2%	0%	2%	7%
	-100%	3%	8%	10%	12%	17%
Repair costs	-10%	-3%	1%	3%	5%	10%
	+0%	-6%	-2%	0%	2%	7%
	+10%	-9%	-5%	-3%	-1%	4%

Contract terms

Usage	Expected end Ø [a]	WAULT Ø	WAULT min	WAULT max	Index Ø
Special use with area	4.2				100%
Warehousing	3.6	3.7	0.2	9.3	100%
Office	2.7	2.7	0.1	9.3	100%
Indoor parking	2.3				100%
Outdoor parking	2.2				100%
Hotel	1.7	1.7	1.7	1.7	100%
Gastronomy	0.8	0.8	0.8	0.8	100%
Total	2.6	2.7	0.1	9.3	100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 3 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Contents

Title	1
Summary	2
Summary 2	3
Contents	4
Description	5
Property data (plots, buildings)	11
Use-type overview	13
Area list	15
Summary by tenant and use type	23
Summary by tenant and use type outlook	28
Expenses/budget	33
Projected accounts summary	34
Sensitivity analysis	36
Quality profile	37
Photo documentation	39
Maps (macro and micro location)	41
Plans	42
Context	43
Documentation index	44
Glossary	45

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 4 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Description

Update

Update as at 31.12.2021 (Property was not newly inspected)

+ Area change compared to previous valuation: 2,899 m2

+ Current target earnings increased by +8.73% (currently CHF 11,749,052 p.a.)

- Current vacancies increased to 12.0% (increased compared to previous valuation by 5.8 percentage points)

+ The weighted average unexpired lease term (WAULT) has increased by +2.2 years (currently 2.7 years)

+ Annual market rent increased by 9.0% (currently CHF 11,000,010 p.a.)

- Structural vacancy increased to 6.5% (Increase compared to previous valuation by 0.1 percentage points)

- Annuity operating costs increased by 8.0% to CHF 1,149,522 p.a.

- Annuity maintenance costs increased by 13.6% to CHF 341,000 p.a.

- The sum of capital expenditures in the first 10 years has increased by CHF 14,232,000

- Annuity capital expenditures increased by 50.9% to CHF 54/m2 p.a.

+ Discount rate reduced by -20 basis points to 4.70%

Market value (100%) per 31.12.2021: CHF 141,420,000 (CHF +1,060,000; +0.8%)

Market value (100%) per 31.12.2019: CHF 140,360,000

The following text refers to the valuation with site visit in 2011 (except for the «Makro location» and «Comments/Remarks»)

Comments

Rents:

- New leases taken into account (including step rents).

- Increase of structural vacancy for hotel and restaurant usage.

- New office areas progressively added in rent roll after construction.

- Increase of offices market rent following the futur CAPEX investment on the 4 main buildings.

Vacant and new office areas:

- Letting period admitted over 6 months.

- Incentives: 2x months rent free period for offices.

- 10% of letting fees.

Discount rate:

- Reduced by -20bp given the current market conditions.

CAPEX:

- New CAPEX projections taken into account: CHF 18,000,000.- admitted in the next 10 years for the enlargement of the 4 main buildings last levels, cooling system and façade improvement. This amount represents a total of CHF 4,500,000.- per building (including risk premium).

- We have admitted that this project would benefit of a building permit. This is an important hypothesis and our value would probably be different if a permit is not delivered or if this project is not fully performed in the future.

- No property tax reduction taken into account for the moment given the uncertainty of the CAPEX investments (no detailed project description, no permit).

OPEX:

- Adjustment of the OPEX with all the new office areas taken into account.

Macro location

General locational factors

With a population of 10,657 (up by 3.7% between 2014 and 2018), the municipality of Plan-les-Ouates (GE) is located in the Genève (CH) urban agglomeration. People with a higher income (executives and senior management) accounted for 12% of Plan-les-Ouates’s population in 2018, compared to the Swiss average of 12%.

313,000 people live within a 10-minute and 469,000 within a 20-minute drive of Plan-les-Ouates (the corresponding figures for the city of Zurich being around 420,000 and 704,000).

Within half an hour’s drive of Plan-les-Ouates, 530,000 residents and 366,000 employees (full time equivalent) can be reached in Switzerland (equivalent figures for the city of Zurich: approx. 1,655,000 residents and 1,189,000 employees).

The number of people working in the industrial or service sector (full time equivalent) was 13,412 in 2018, 44.2% being employed in the service sector (Switzerland: 75.1%). Since 2016, the employment figure for Plan-les-Ouates has increased by 4.4%, with both the industrial and service sector providing additional jobs. Between 2019 and 2020, the region of Geneva, which Plan-les-Ouates is part of, has shown a net inward corporate migration, i.e. fewer companies moved out of the area than arrived from other regions.

Office premises

The average asking rent (net) for office space in Plan-les-Ouates is CHF 308 per sqm p.a. This value is above the Swiss average of CHF 218 per sqm p.a.

Overall, the urban agglomeration Genève (CH) provides some 6,074,000 sqm of office space (including 148,000 sqm in Plan-les-Ouates). The volume of new-build office development (in relation to the existing stock) over the last few years in the urban agglomeration Genève (CH) has been above par for Switzerland.

Retail premises

The average asking rent (net) for retail space in Plan-les-Ouates is CHF 275 per sqm p.a. This value is above the Swiss average of CHF 240 per sqm p.a.

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 5 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Overall, the urban agglomeration Genève (CH) provides some 1,803,000 sqm of retail space (including 30,000 sqm in Plan-les-Ouates). This is equivalent to some 3.0 sqm retail space per resident of urban agglomeration, a figure below the Swiss average (4.2 sqm per resident). The volume of new-build retail development (in relation to the existing stock) over the last few years in the urban agglomeration Genève (CH) has been above par for Switzerland.

Conclusion

According to Wüest Partner AG’s location and market rating, Plan-les-Ouates ranks as a municipality with an excellent location quality for office premises (4.7 points) and a very good location quality for retail premises (4.5 points on a scale from 1 [municipality with an extremely poor location quality] to 5 [municipality with an excellent location quality]).

Micro location

The building park is located in the industrial zone Plan-les-Ouates (subsequently referred to as ZIPLO), which extends over 64 hectares. This area mainly accommodates businesses in the watch sector (Rolex, Vacheron-Constantin, Piaget, Patek Philippe, Harry Winston, Frédérique Constant, etc.), although divers companies in the nutritional, bio-technical (CTN – Centre des Technologies Nouvelles), and mechanical fields as well as luxury car dealerships (Ferrari, Lamborghini) are also located here.

In 2012 Polo Ralph Lauren will base its’ European headquarters in the building being constructed on the neighboring lot at the intersection of the route de la Galaise and the chemin des Aulx (total surface ca. 8’500 m2).

This area is booming with various development projects such as a new building for biotechnologies next to the new Blue Box building on the chemin de Pré-Fleuri, as well a project similar to the CTN, the CIT on the route de la Galaise.

Most of the buildings in this area were constructed about 20 years ago and are of an industrial design. The urban design isn’t conjoint and comprises several stories. The architecture chosen by the watch companies is often bolder and bestows a more modern feel to this industrial zone.

The area is quite well accessible by public transport during working hours: the bus routes 23 and 42 have stops in the ZIPLO and the lines 4 and D run along the route de Saint Julien. The access by private means of transportation is very easy with the highway exit Perly from the Geneva bypass as well as the route de Saint Julien, which connects Geneva with France. However, parking spaces are very limited in the area.
The restaurant and shopping possibilities are very sparse in the proximity; the options are greater at 10 min. distance by car. Nonetheless, nuisances are minor and the slight topographical slope of the area offer a panorama of the Rhone plain and the Jura.

In the near future, this Geneva area’s appeal will grow even more with the rezoning for the future development project ‘Quartier des Cherpines-Charrotons’ located on the other side of the route de Base. This rezoning should be carried out this fall and will comprise an area of 58 hectares with a mixed utilization of 62% residential, 23% industrial, and 15% business.

Building/Surrounding area

A ground lease comprising a “droit distinct et permanent DDP” has been established and registered under sheet N° 11095 for the plot N° 11138 in the Plan-les-Ouates community with 22’001 sqm.

The plot N° 11138 belongs to the State of Geneva.

This valuation concerns the ground lease N° 11095, owned by Eldista Sarl.The plot is situated in an industrial and commercial development area (ZDIA) which was created by the law dating 27.11.1970 regarding the rezoning of an industrial area (ZIPLO) in the Plan-les-Ouates community. The Master Plan N° 26650 for this industrial zone came into effect 28.11.1979.

The ZIPLO directive reserves this area solely for industrial, commercial or coequal use. Office use is only permitted in the case of necessity and in direct connection with production and industrial businesses. However an enactment, passed the 3.8.2010, indicates that the exclusive industrial occupancy is generally speaking. In this regard, a bill or modification of the general law, concerning the industrial development zones will be presented at the Great Council (Grand Conseil).

Several easements in favor of Services Industriels de Genève are mentioned. None of these easements in the land register are relevant to the property’s value. The land register of the plot N° 11138 also contains two notations referring to the restricted use within the ZIPLO directive, as well as the restriction for foreign investors (LFAIE) that does not concern this type of property since modification of Lex Friedrich in Lex Koller in 1997. The first notation refers to the legal first right of refusal in favor of the State of Geneva and the Plan-les-Ouates community, which is typical for plots situated in the development zone in the canton of Geneva.

According to the Register of Contaminated Sites (KbS) on the website www.sitg.ch, the plot N° 11138 has not been register as a contaminated site. This does not represent a proof that the plot is free from such a contamination, but confirms that an urgent suspicion of a contamination doesn’t exist.This valuation doesn’t include the eventual costs of a possible depollution and cleanup in the presence of hazardous materials such as asbestos, PCB, etc.

6 buildings are constructed above ground on the plot:

-office building (N° 3385) chemin des Aulx 8 with a floor area of 2’276 sqm (G + 3)

-restaurant with incorporated hotel (N° 3383) chemin des Aulx 10 with a floor area of 544 sqm (G +2)

-office building (N° 3381) chemin des Aulx 12 with a floor area of 2’279 sqm (G + 3)

-workshop type building (N° 3382) chemin des Aulx 14 with a floor area of 2’278 sqm (G + 3)

-factory building (N° 3384) chemin des Aulx 16 with a floor area of 523 sqm (G + 2)

-office building (N° 3386) chemin des Aulx 18 with a floor area of 2’276 sqm (G + 3)

The underground garage (N° 3388) with a floor area of 12’261 sqm has 674 parking spaces for cars as well as 28 parking spaces for motorcycles on 2 levels with a ‘Rue Centrale’ in the middle of the property. There are another 111 outdoor parking spaces for cars and 25 parking spaces for motorcycles.

Building fabric/Condition

The 6 buildings and the underground parking were built between 1986 and 1991.

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 6 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

They can be divided into two types:

Four of the buildings are of an office/laboratory type with :

-2 levels under ground, 3 floors above ground, 1 top floor

-flat roof with terraces

-open space plan with a skeleton structure with prefabricated concrete foundation slabs

-non-load bearing metal facades

-metal, isolated, double pane windows with cloth awnings inside

-fore-structure with cloth awnings outside

-Knauf drywall or concrete brick dividing walls

-Radiator heating

-Tenant build outThese buildings are organized around a central staircase running through the building with 2 elevators (as well as a freight elevator by the two older buildings of this type). A delivery entrance also feeds into this area. The ancillary spaces are located on both sides of the staircase. Two further staircases with an elevator each are situated in the middle or end of the building and are accessible from the underground parking.

Two smaller buildings (hotel, restaurant, fitness use) with :

-1 level under ground, 3 floors above ground

-load bearing facades with apparent concrete

-metal, isolated, double pane windows with cloth awnings inside

-flat roof

-Radiator heating

-Tenant build out

These buildings have an adjacent staircase with elevator. The ancillary spaces are clustered around the staircase area. The chemin des Aulx 10 with the restaurant has an additionnal staircase with a freight elevator mirroring the first staircase.

The complex was conceptually designed as a factory/laboratory site. The interior standard reflects this concept with a raw feel in it’s finishing. The buildings are well maintained, yet without any major capital expenditures since completion, several investments will need to be made in the years to come.

The underground parking garage will need to be refreshed shortly.

Technical installations are as following:

-smoke and exhaust emission detectors in the parking garage (there is no sprinkler system in the buildings)

-air conditioning / ventilation with monoblocs in the chemin des Aulx 8, 12, 14 (these were all installed by the old or current tenants; some are no longer in use)

-air conditioning in the restaurant area and CTN 14

-gas heating (1991) 2x 520 kW as well as a CHP (combined heat & power; 1995 with a new motor in 2009). The gas heating is still maintained and was used during the CHP revision in 2009.

Usage

The building is mainly used for office/laboratories as following:

- 30’338 sqm office area

- 131 sqm as an apartment

- 3’129 sqm storage area

- 547 sqm restaurant area

- 430 sqm hotel area

- 674 indoor car parking spaces

- 111 outdoor car parking spaces

- 53 motorcycle parking spaces (indoor and outdoor)

Rental income

In general the rental contracts are of a 5 years duration with further contract extensions with periods of 5 years at a time, given a 6 or 12 months notice. These contracts have an indexation of 100% CPI; as an indexation of the rental contracts is only possible if the contract is of a min. 5 years duration. That means, all contracts with a renewal on a year-to-year basis may not be indexed. This valuation relies on the rent roll for this information. They have been randomly checked with the lease agreements.

The buildings currently have 6 major tenants that represent 76.1% of total rental revenue of the property :

-LEM SA, rental contract of 15 years, expires on 31.3.2020 (30% of the property revenue)

-ADDEX, rental contract, expires on 31.12.2012, 31.3.2013, and 31.12.2016 (17.9% of the property revenue)

-NOVIMMUNE SA, rental contract, expires on 31.12.2012, 30.4.2015, and 31.12.2018 (11.3% of the property revenue)

-ANTEIS SA, rental contract, expires on 31.12.2015, 31.5.2016, and 31.5.2017 (7% of the property revenue)

-AGILENT, rental contract, expires on 31.12.2016 (5% of the property revenue)

-FONGIT, rental contract, expires on 31.1.2017, 30.4.2017, 31.10.2016, 30.4.2013, and 31.5.2015 (4.9% of the property revenue)

The current average rent for offices is CHF 289.-/sqm, ranging between CHF 125.-/sqm and CHF 340.-/sqm. The market potential (market rent) for these areas is estimated at CHF 270.-/sqm.

The current average rent for storage is CHF 118.-/sqm, ranging between CHF 0.-/sqm and CHF 245.-/sqm. The market potential (market rent) for these areas is estimated at CHF 120.-/sqm.

The current average rent for the restaurant and the hotel is respectively CHF 222.-/sqm and CHF 152.-/sqm corresponding to the market potential (market rent).

The current rent for the caretaker’s apartment (part of the area let by LEM SA) is CHF 311.-/sqm. The market potential (market rent) for these areas is estimated at CHF 270.-/sqm.

The current rent for the indoor and outdoor parking spaces is respectively at CHF 150.-/month and CHF 135.-/month. The market potential (market rent) is estimated at CHF 160.-/month and CHF 130.-/month.

In summary, the market rental revenue for the property is estimated at CHF 10’248’195.-, which corresponds to ca. -4% of the current rental revenue at CHF CHF 10’682’003.-. The current vacancy is at 1.1% representing CHF 120’630.-. This corresponds to a office area of ca. 285 sqm, ca. 427 sqm of storage area, 26 indoor parking spaces, 30 outdoor parking spaces, and 4 parking spaces for motorcycles.

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 7 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

This valuation takes into consideration that the re-letting periods have been set to 24 months for inital vacancy. The structural vacancy rate is set at 4.5% overall, with 3% for the restaurant and hotel areas, 4% for the office areas, 10% for the storage areas, 5% for the indoor parking, 10% for the outdoor parking spaces and 15% for the motorcycle parking spaces.

Running and maintenance costs

According to the operating cost accounts for the past 4 periods, the property revenue was between CHF 8’560’600.- and CHF 10’232’000.-, which corresponds to a increase of +19.5%. Nevertheless, significant losses were recorded in 2010 due to tenant’s disagreement to the service cost statements. Thus, the actual collected revenue was only in average CHF 9’334’500.- for the last 4 years.

Regarding past service costs statements, agreements and settlements were reached and signed with the tenants, granting rent-free period as compensation. Subject to the ground leaseholder’s information, this situation shouldn’t be of consequence in the accounts starting the 1.1.2012 as service costs are estimated now at 35.-/sqm for all 6 buildings, with CHF 56.15/sqm for the CTN 14. Therefore, the ground leaseholder only assumes a part of the operating costs:

- the insurance premium

- the administration and management cost, estimated at 4% of the building’s revenue

- property taxes: 2.0‰ of the tax value, capitalized with the rent revenues after deduction of the ground lease rent at 6.13% (average of the last 5 years of the allowed rate in 2011 by the “AFC - Administration Fiscale Cantonale” for commercial real estate located in other construction zoning than “zone de construction 1 & 2”)

- other expenses estimated at 1.5% of the building’s revenue

According to Wüest Partner’s benchmarks, the operating costs are estimated at CHF 1’040’000.-corresponding to 10% of the market rental revenue.

The annuity for the upkeep costs is estimated at ca. CHF 300’000.-, which represents CHF 8.70/sqm.

Refurbishment

The following repair costs are taken into account in the valuations for the years 1 -10. They are based on the CAPEX due diligence done by Knight Frank and verified by MIBAG, respectively A+W for the mechanical equipment. Not all repair suggestions could be verified during the survey. Furthermore the transformation of the fitness/sport area into office space in 2012 and the renovation of the stair case areas/toilets in 2021 were added by Wüest Partner.

2012: Total costs CHF 1’423’000

exterior repair costs CHF 305’000 (cleaning of photovoltaic panels, replacement flat roof CTN 10, replacement solar protection (fabric awnings), repair ladder safety)interior repair costs CHF 240’000 (security and emergency concepts for escape routes, electrical supply, fire protection & detection)

technical installations costs CHF 350’000 (replacement water cooling system (R22), replacement of air conditioning systems with R407C, replacement air handling system)

parking space repair costs CHF 128’000 (repair concrete surfaces in garage and outside, pavement walkway hotel)

transformation fitness area into office space costs CHF 400’000 (suggestion Wüest Partner)

> The facades should be cleaned in the very near future. The costs for the facade cleaning should be divided over 5 years and are to be made part of the service charge. As the facades should be cleaned on a regular basis, the charges would be carried by the tenant.

2013: Total costs CHF 232’000exterior repair costs CHF 158’000 (replacement solar protection (fabric awnings), replacement failed window units, replacement refrigeration system with R22 for cold rooms)parking space repair costs CHF 33’000 (repair concrete surfaces)

2014: Total costs CHF 396’000technical installations costs CHF 338’000 (emergency lighting system, elevators, repair heat coils rooftop air handling plant, replacement of air conditioning systems with R407C, R22)parking space repair costs CHF 58’000 (repair concrete surfaces in garage and outside, pavement) > Starting in 2014 the elevators should be changed and adapted to the new norms. This will be done over several years.

2015: Total costs CHF 167’000exterior repair costs CHF 108’000 (painting div. metal work, replacement failed window units, mastic seal replacement, technical installations costs CHF 25’000 (elevatorsparking space maintenance costs CHF 33’000 (repair concrete surfaces)

2016: Total costs CHF 556’000exterior repair costs CHF 296’000 (replacement solar protection (fabric awnings), painting div. metal work, mastic seal replacement,technical installations costs CHF 202’000 (elevators, replacement air handling system, parking space repair costs CHF 58’000 (repair concrete surfaces in garage and outside, pavement)

2021: Total costs CHF 3’206’000exterior repair costs CHF 458’000 (painting div. metal work, replacement failed window units, mastic seal replacement)interior repair costs CHF 90’000 (replacement domestic water services)technical installations costs CHF 1’385’000 (elevators, replacement main heating distribution, replacement air handling units, replacement water cooling systems)parking space repair costs CHF 83’000 (repair concrete surfaces in the parking garage)renovation staircases incl. painting, floors as well as toilets costs Total CHF 1’190’000 (suggestion Wüest Partner)

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 8 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Yield-Risk-Profile

+ The building benefits from a favourable micro-location for offices/laboratories uses with excellent transport facilities in for a non-central business location.

+ The property offers many outdoor and indoor parking spaces and other facilities (restaurant, hotel)

+ The property is home to 6 major tenants representing 76.1% of the total revenue, with a mid-term, long-term contract

+/- The property is in a good overall state of repair and yet without any major capital expenditures since completion, several investments will need to be made in the years to come.

- Office use restiction for industrial, commercial or coequal use

- In the coming years, the property will face higher competition as similar projects aiming the same end-users are about to be launched in ZIPLO area and with the future development project ‘Quartier des Cherpines-Charrotons’ located on the other side of the route de Base.

Consequently, a market- and risk-adjusted discount rate of 5% has been applied to the valuation.

Special risks

This valuation doesn’t take into consideration an increase of the ground lease rent that the State of Geneva could implicate as more than 1/2 of the buildings are rented to third parties. The ground lease rent increase could represent ca. CHF 40’000 (the difference between CHF 410’000 and CHF 370’000) ; as foreseen in the agreement of the ground lease.

Dated the 13.3.2008, the ground leaseholder signed a contract with SIG (Services Industriel de Genève) with the following objectives:

-takeover and replacement of the heating installations

-financing of the replacement work

-use and maintenance of the installations

-supply of the complete heating needed for the CTN

The ground leaseholder charges the tenants the entire costs related to this contract with SIG, including all costs in relation to the replacement of the installations and their financing.

This valuation doesn’t take into consideration an eventual complaint from tenants for the unduly collected sums concerning the heating costs statements nor for the part that should be assumed in the future by the owner for the replacement costs of the installations.

Ground lease

Property owner: State of Geneva

Ground lease holder (lessee) : Eldista GmbH – ground lease N° 11095 in Plan-les-Ouates

The State of Geneva granted a servitude to the société Liaisons Electroniques-Mécaniques LEM SA on 22.7.1986 and 6.8.1986. The Eldista GmbH currently owns the easement in form of a ground lease N° 11095 in the Plan-les-Ouates community according to the ground lease transfer dating from 15.3.2005 and 24.3.2005 between CTN, Centre de Technologies Nouvelles SA, Eldista GmbH and the State of Geneva.

The purpose is as followed: The ground leaseholder’s company is allowed to use the granted land for a building park reserved for industrial or commercial businesses, which have been agreed upon beforehand by the Fondation pour les terrains industriels de Genève (FTI), who acts on behalf of the State of Geneva.

The ground lease has been established for a period of 90 years from 1.7.1986 until 1.7.2076. The ground lease is renewable for further periods of max. 30 years each given a 5 year notice. It is assumed in this valuation that the ground lease will be renewed ad eternum.

At the start of the contract, the annual rent for the ground lease was set at CHF 8.-/sqm. It’s stipulated that a 100% increase could be achieved on this amount, given that the ground lease holder rents a net area greater than 50% to a third party.

On the 15.3.2005 and 24.3.2005, the ground lease contract was modified, and because the whole building is let to third parties, the annual rent of the ground lease was raised by 80% over a period of 8 years from CHF 202’381.80 to CHF 369’566.40.

As of 1.7.2011 and until 30.6.2012: CHF 16.80/sqma or CHF 369’566.40

At this time, the ground lease rent would be indexed in accordance with the ground lease clauses and terms until the end of the 5 years period, ca. 30.06.2016.

It was agreed upon between parties that this rent increase is made at a rate of only 80% over this period of 8 years. Nevertheless, the State of Geneva would have the right to increase the ground lease rent to 100% after the 9th year, depending on the economic situation of the ground lease company. In this case, the situation would be examined a year before echelon period is up.

The compensation for damages at the expiration of the contract is regulated as follows:

In the case, that the ground leaseholder refuses to renew the ground lease, he must bear the expenses without compensation for the removal of the construction and installations on the land. The State of Geneva has the right to acquire the buildings at their construction/real value after deduction of outdatedness.

In the case that the property owner refuses to renew the ground lease, he must compensate a maximum equal to the construction/real value of the buildings after deduction of outdatedness.

The State of Geneva has a legal right of first refusal. However the ground leaser holder’s legal right of first refusal is repealed by the notation in the land register of plot N° 11138 as well as in the ground lease sheet N° 11095. The legal mortgage, equals to three times the annual rent of the ground lease, is revised at the same time and to the same conditions as the ground lease rent. The legal mortgage was set to CHF 857’922.- at the time of the ground lease contract last modification and corresponds to three times the ground lease rent adopted in 2007/2008. Keeping in account that the current ground lease rent is being raised to CHF 369’566.40, an adaptation of the legal mortgage to CHF 1’108’699.- could be proposed by the State of Geneva.

In addition, a ground lease contract clause requires the complete redemption of debt guaranteed by real estate securities at least three years before the expiration of the ground lease.

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 9 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Previous updates

Update as at 31.12.2020 (Property was not newly inspected)

+ Area change compared to previous valuation: 56 m2

+ Current target earnings increased by +0.95% (currently CHF 10,908,209 p.a.)

+ Current vacancies decreased to 5.7% (Improvement compared to previous valuation by -0.5 percentage points)

+ The weighted average unexpired lease term (WAULT) has increased by +2.0 years (currently 2.5 years)

- Annual market rent decreased by -0.7% (currently CHF 10,023,810 p.a.)

- Structural vacancy increased to 6.5% (Increase compared to previous valuation by 0.1 percentage points) - Annuity operating costs increased by 0.8% to CHF 1,073,587 p.a.

± Annuity maintenance costs unchanged at CHF 300,000 p.a.

- The sum of capital expenditures in the first 10 years has increased by CHF 3,857,000

- Annuity capital expenditures increased by 9.0% to CHF 39/m2 p.a.

+ Discount rate reduced by -10 basis points to 4.80%

Market value (100%) per 31.12.2020: CHF 140,970,000 (CHF +610,000; +0.4%)

Market value (100%) per 31.12.2019: CHF 140,360,000

The following text refers to the valuation with site visit in 2011 (except for the «Makro location» and «Comments/Remarks»)

Update as at 31.12.19

Preamble: the space previously occupied by CryoSave, under police investigation, has been released by end of November (based on our information). Therefore, we do not take into account any extraordinary vacancy in that respect.

The current rental income as at 31.12.19 is CHF 10,805,937.-, which represents a decrease of -0.2% compared to the last valuation. It can be explained by some tenant leavings (Answer Solutions SA, Cryo Save AG, Fokeladeh Samir, Geneuro and Union Horlogère SA), a decrease of some tenant rents (NovImmune SA and So Be Cosmetics SA) uncompensated by new lease contracts (Cramatte Cedric and Illine Daria) and the increase of some tenant rents (DFI services SA, Emaco SA, GFI International SA, Lemsys SA and Prexton Therapeutics).

The vacancy rate has increased from 2.5% to 6.2% of the current rental income which represents CHF 669,413.-.

The market rent has increased by +0.1% and is explained by the slight increase of the lettable area (34,694 sqm to 34,785 sqm).

Running costs have been updated, in particular for property taxes. The tax value has been estimated by capitalizing the rent revenue after deduction of the ground lease rent at 5.03% (average of the last 5 years of the allowed rate in 2019 by the “AFC - Administration Fiscale Cantonale” for commercial real estate located in other construction zoning than “zone de construction 1 & 2”).

Repair costs annuity has increased compared to the last valuation due to the aging of the building uncompensated by the capex paid in 2019.

For the first year, the forecasted capex has been adjusted from CHF 1,470,000.- to CHF 1,426,000.-. The land rent remains unchanged at CHF 277,125.-.

The discount rate remains unchanged at 4.9% in order to reflect the yields/returns demanded by the market for such properties.

Consequently, the market value as at 31.12.19 of this property is estimated at CHF 140,360,000.-, which represents a decrease of -2.2% compared to the last valuation.

Update as at 31.12.18

The current rental income as at 31.12.18 is CHF 10,827,773.-, which represents an increase of +0.2% compared to the last valuation. It can be explained by new lease contracts signed for Ansura Associates SA and Finastra Switzerland GmbH (Fusion ex. D+H) and the increase of premises for ObsEVA, Factor Lead, Plair SA and SGS M-Scan SA uncompensated by the leaving of BinC Industries SA, Cyrus.ch and Omac, the release of premises from Answer Solutions and Union Horlogères and the decrease of the rent of Epic Restaurant. The vacancy rate has decreased from 2.8% to 2.5% of the current rental income which represents CHF 275,231.-.

The market rent has decreased by -0.7% due to the decrease of the market rent of office premises from CHF 280.-/sqm per year to CHF 270.-/sqm per year.

Running costs have been updated, in particular for property taxes. The tax value has been estimated by capitalizing the rent revenue after deduction of the ground lease rent at 5.18% (average of the last 5 years of the allowed rate in 2018 by the “AFC - Administration Fiscale Cantonale” for commercial real estate located in other construction zoning than “zone de construction 1 & 2”).

Repair costs annuity has increased compared to the last valuation due to the aging of the building uncompensated by the capex paid in 2018.

For 1st year, the forecasted capex has increased from CHF 547,000.- to CHF 1,470,000.-.

The land rent has been updated from CHF 370,000.- to CHF 277,125.- due to adjustment in the index.

The discount rate remains unchanged at 4.9% in order to reflect the yields/returns demanded by the market for such properties.

Consequently, the market value as at 31.12.18 of this property is estimated at CHF 143,470,000.-, which represents an increase of +0.3% compared to the last valuation.

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 10 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Property data (plots, buildings)

Property unit

Property ID
PU Id	74902
PU reference number (PURN)
PU name	Plan-les-Ouates, Chemin des Aulx 8-18
Owner
Ownership	Leasehold
Type	Commercial property
Address	Chemin des Aulx 8-18 1228 Plan-les-Ouates
Country	Switzerland
Coord. [Long./Lat. CH1903]	496994/113830

Land plots
	Buildings	sqm
Plan-les-Ouates, Chemin des Aulx 8-18	1	22,001
Total	1	22,001

Buildings
	Land plots	BF sqm
CTN	1
Total	1

Details for land plot Plan-les-Ouates, Chemin des Aulx 8-18

Reference number
Name	Plan-les-Ouates, Chemin des Aulx 8-18
Ownership	Leasehold
Comments
Owner	Eldista GmbH
EGRID
Parcel area [sqm]	22,001
Coord. [Long./Lat. CH1903]	496994/113830

Land registry
Local court	Plan-les-Ouates
Municipality of land registry	6633
Name of the corridor
Land registry sheet number
Serial registration number
Plan number
Cadastral no.	11138
Land registry entry	several
Servitude
Annotation
Caution
Land registry extract date

Planning law
Planning zone	ZDIA - industrial and commercial area
Design plan	ZIPLO Master Plan
Utilisation potential
Contaminated sites	Not listed
Listed building	No

Leasehold
Leasehold role	Ground lessee
Counter party	State of Geneva
Duration	01.07.1986 until 01.07.2076

Details for building CTN

Reference number
Name	CTN
EGID
Building category	1220 Office buildings
Address	Chemin des Aulx 8-18 1228 Plan-les-Ouates
Country	Switzerland
Coord. [Long./Lat. CH1903]	496994/113830
Volume (V)
Gross floor area (GFA)
Usable area
Building footprint (BF)
Energy certificate

Building construction activities
Construction year	Comments
1991	last building completed

Associated land plot
Land plot	Share of building area
Plan-les-Ouates, Chemin des Aulx 8-18	100.0%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 11 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Reference value

Total [CHF]
Type	Date	Value Comments
Building insurance value	08.03.2007	137,988,063

Details [CHF]
Transaction price/construction costs	Reconstruction/renovation costs	Parking	Hobby room	Other

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 12 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Use-type overview

Use type			Current rent					Market rent

	No.	Area	CHF p.a.	Share CHF/sqm				CHF p.a.	Share CHF/sqm				Dev.
					Min	Max	Ø			Min	Max	Ø		CHF/sqm p.a.

Office
Target income	67	32,898	9,486,644	80.7%	212	340	288	8,882,460	80.7%	270	270	270	-6%
Vacancy	11	4,160	11.8%		270	270	270	6.5%					-45%
Actual rental income	56	28,738	8,363,444		212	340	291	8,305,100					-1%

Indoor parking
Target income	690	0	1,412,197	12.0%				1,324,800	12.0%				-6%
Vacancy	62	0	9.8%					5.0%					-49%
Actual rental income	628	0	1,273,837					1,258,560					-1%

Warehousing
Target income	55	3,235	410,893	3.5%	0	300	127	388,200	3.5%	120	120	120	-6%
Vacancy	5	305	9.9%		0	270	133	10.0%					2%
Actual rental income	50	2,930	370,417		11	300	126	349,380					-6%

Outdoor parking
Target income	125	0	240,900	2.1%				195,000	1.8%				-19%
Vacancy	38	0	30.1%					10.0%					-67%
Actual rental income	87	0	168,300					175,500					4%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 13 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Use type			Current rent					Market rent

	No.	Area	CHF p.a.	Share CHF/sqm				CHF p.a.	Share CHF/sqm				Dev.
					Min	Max	Ø			Min	Max	Ø		CHF/sqm p.a.

Gastronomy
Target income	2	547	91,346	0.8%	167	167	167	109,400	1.0%	200	200	200	20%
Vacancy			0.0%					6.5%					100%
Actual rental income	2	547	91,346		167	167	167	102,289					12%

Hotel
Target income	3	430	71,172	0.6%	165	166	166	66,650	0.6%	155	155	155	-6%
Vacancy			0.0%					6.5%					100%
Actual rental income	3	430	71,172		165	166	166	62,318					-12%

Leisure/Culture/Education
Target income	1	574	28,700	0.2%	50	50	50	28,700	0.3%	50	50	50	0%
Vacancy	1	574	100.0%		50	50	50	10.0%					-90%
Actual rental income								25,830

Special use with area
Target income	20	0	7,200	0.1%				4,800	0.0%				-33%
Vacancy	2	0	10.0%					15.0%					50%
Actual rental income	18	0	6,480					4,080					-37%

Total
Target income	963	37,684	11,749,052	100.0%	0	340	312	11,000,010	100.0%	50	270	292	-6%	Legend:
Vacancy	119	5,039	1,404,056	12.0%	0	270	279	716,953	6.5%				-49%	Red marking = Min, Ø, Max Market rent
Actual rental income	844	32,645	10,344,996	88.0%	11	340	317	10,283,057	93.5%				-1%	Green marking = Min, Ø, Max Current rent
														Blue = Quantiles municipality/city quarter

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 14 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Area list

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
	■	3	O	1		700	189,000	15,750	270	189,000	15,750		270	47%	6.5%		+0%
	■	3	O	1		700	189,000	15,750	270	189,000	15,750		270	47%	6.5%		+0%
	■	3	O	1		700	189,000	15,750	270	189,000	15,750		270	47%	6.5%		+0%
	■	3	O	1		700	189,000	15,750	270	189,000	15,750		270	47%	6.5%		+0%
818-81-02	Acqiris SA	1	O	1		1,029	257,250	21,438	250	277,830	23,153		270	47%	6.5%	0.00	+8%	01.02.21	31.01.26			100%
818-81-02	Acqiris SA	-1	IP	20		0	43,200	180		38,400	160				5.0%	5.00	-11%	01.02.21				100%
818-03-14	Addex Pharma SA	-1	W	1		66	9,240	770	140	7,920	660		120		10.0%	5.00	-14%	01.12.15				100%
818-03-14	Addex Pharma SA	-2	W	1		32	4,480	373	140	3,840	320		120		10.0%	5.00	-14%	01.12.15				100%
808-08-06	Amico Lab SA	-1	W	1		30	5,400	450	180	3,600	300		120		10.0%	0.00	-33%	01.01.21	31.12.25			100%
818-08-03	Amico Lab SA	0	OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.01.21	31.12.25			100%
818-08-04/1	Amico Lab SA	0	OP	1		0	2,400	200		1,560	130				10.0%	5.00	-35%	01.12.18				100%
818-08-04/3	Amico Lab SA	0	OP	1		0	2,400	200		1,560	130				10.0%	5.00	-35%	01.12.19				100%
818-08-05	Amico Lab SA	0	OP	2		0	5,280	220		3,120	130				10.0%	5.00	-41%	01.02.20				100%
818-08-06	Amico Lab SA	0	O	1		80	22,400	1,867	280	21,600	1,800		270	47%	6.5%	0.00	-4%	01.01.21	31.12.25			100%
818-08-06	Amico Lab SA	0	O	1		162	45,360	3,780	280	43,740	3,645		270	47%	6.5%	0.00	-4%	01.01.21	31.12.25			100%
818-08-06	Amico Lab SA	0	OP	5		0	10,200	170		7,800	130				10.0%	0.00	-24%	01.01.21	31.12.25			100%
818-04-02/2	Anteis SA	3	O	1		564	177,144	14,762	314	152,280	12,690		270	47%	6.5%	0.00	-14%	01.10.07	31.12.25			100%
818-04-03/1	Anteis SA	0	O	1		620	171,312	14,276	276	167,400	13,950		270	47%	6.5%	0.00	-2%	01.09.08	31.12.25			100%
818-04-04/3	Anteis SA	-2	IP	2		0	3,624	151		3,840	160				5.0%	0.00	+6%	01.01.18	31.12.25			100%
818-04-04/3	Anteis SA	-2	IP	1		0	1,812	151		1,920	160				5.0%	0.00	+6%	01.01.18	31.12.25			100%
818-04-04/3	Anteis SA	-2	IP	10		0	18,108	151		19,200	160				5.0%	0.00	+6%	01.10.05	31.12.25			100%
818-04-05/3	Anteis SA	-1	IP	1		0	1,740	145		1,920	160				5.0%	0.00	+10%	16.05.07	31.12.25			100%
818-04-05/3	Anteis SA	-1	IP	10		0	17,460	146		19,200	160				5.0%	0.00	+10%	16.05.07	31.12.25			100%
818-04-11/1	Anteis SA	-2	W	1		81	12,048	1,004	149	9,720	810		120		10.0%	0.00	-19%	16.05.07	31.12.25			100%
818-04-13	Anteis SA	2	O	1		309	105,000	8,750	340	83,430	6,953		270	47%	6.5%	0.00	-21%	01.01.21	31.12.25			100%
818-04-13	Anteis SA	-2	IP	5		0	10,800	180		9,600	160				5.0%	0.00	-11%	01.01.21	31.12.25			100%
818-04-14	Anteis SA	-1	IP	4		0	10,560	220		7,680	160				5.0%	0.00	-27%	01.01.21	31.12.25			100%
818-04-15	Anteis SA	-1	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.01.21				100%
818-04-15	Anteis SA	-1	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.01.21				100%
818-83-01	Anura Associates SA	0	O	1		81	23,490	1,958	290	21,870	1,823		270	47%	6.5%	0.00	-7%	15.11.17	30.09.22			100%
818-83-01	Anura Associates SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	15.10.17	30.09.22			100%
818-83-02	Anura Associates SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	15.10.17				100%
818-83-02/2	Anura Associates SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	01.04.19				100%
818-14-02/2	Black Orange SA	1	O	1		111	29,970	2,498	270	29,970	2,498		270	47%	6.5%	0.00	+0%	01.07.21	30.06.26			100%
818-14-02/2	Black Orange SA	1	O	1		161	43,470	3,623	270	43,470	3,623		270	47%	6.5%	0.00	+0%	01.07.21	30.06.26			100%
818-99-99	Black Orange SA	-1	IP	5		0	13,200	220		9,600	160				5.0%	0.00	-27%	01.07.21	30.06.26			100%
818-91-01	CDC LAB SA	2	O	1		960	259,200	21,600	270	259,200	21,600		270	47%	6.5%	0.00	+0%	16.04.21	30.04.31			100%
818-91-01	CDC LAB SA	-1	W	1		80	13,620	1,135	170	9,600	800		120		10.0%	0.00	-30%	01.06.21	30.04.31			100%
818-91-01	CDC LAB SA	-1	W	1		360	65,580	5,465	182	43,200	3,600		120		10.0%	0.00	-34%	16.04.21	30.04.31			100%
818-91-01	CDC LAB SA	0	IP	6		0	15,840	220		11,520	160				5.0%	0.00	-27%	16.04.21	30.04.31			100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 15 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
818-91-01	CDC LAB SA	0	OP	1		0	2,640	220		1,560	130				10.0%	0.00	-41%	16.04.21	30.04.31			100%
818-84-01	Cramatte Cédric	-2	W	1		62	3,600	300	58	7,440	620		120		10.0%	5.00	+107%	01.02.19				100%
818-15-10	DFI Services SA	2	O	1		616	184,800	15,400	300	166,320	13,860		270	47%	6.5%	0.00	-10%	01.02.17	31.01.27			100%
818-15-10	DFI Services SA	-1	SU…	2		0	720	30		480	20				15.0%	0.00	-33%	01.02.17	31.01.27			100%
818-15-10	DFI Services SA	0	IP	20		0	48,000	200		38,400	160				5.0%	0.00	-20%	01.02.17	31.01.27			100%
818-15-10	DFI Services SA	0	OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.02.17	31.01.27			100%
818-15-10/1	DFI Services SA	-1	SU…	3		0	1,080	30		720	20				15.0%	0.00	-33%	01.01.17	31.01.27			100%
818-15-10/2	DFI Services SA	-1	SU…	2		0	720	30		480	20				15.0%	0.00	-33%	01.10.17	31.01.27			100%
818-15-10/3	DFI Services SA	-1	SU…	1		0	360	30		240	20				15.0%	0.00	-33%	01.12.18	31.01.27			100%
818-15-10/4	DFI Services SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.12.19				100%
818-15-11	DFI Services SA	0	OP	2		0	5,280	220		3,120	130				10.0%	5.00	-41%	01.04.19				100%
818-15-12	DFI Services SA	-2	W	1		36	5,550	463	154	4,320	360		120		10.0%	5.00	-22%	01.05.19				100%
818-28-01	Epic Restaurant AG	1	G	1		80	13,360	1,113	167	16,000	1,333		200		6.5%	0.00	+20%	01.11.07	31.10.22			100%
818-28-01	Epic Restaurant AG	0	G	1		467	77,987	6,499	167	93,400	7,783		200		6.5%	0.00	+20%	01.11.07	31.10.22			100%
818-28-01	Epic Restaurant AG	-1	W	1		256	16,654	1,388	65	30,720	2,560		120		10.0%	0.00	+84%	01.11.07	31.10.22			100%
818-28-02	Epic Restaurant AG	0	OP	1		0	1,800	150		1,560	130				10.0%	0.00	-13%	16.01.08	31.10.22			100%
818-28-03	Epic Restaurant AG	0	OP	2		0	4,800	200		3,120	130				10.0%	0.00	-35%	01.10.13	31.10.22			100%
818-18-05	Epithelix S.a.r.l.	3	O	1		406	119,400	9,950	294	109,620	9,135		270	47%	6.5%	0.00	-8%	01.05.17	28.02.22			100%
818-18-05	Epithelix S.a.r.l.	-1	IP	7		0	16,008	191		13,440	160				5.0%	0.00	-16%	01.05.13	28.02.22			100%
818-18-05	Epithelix S.a.r.l.	0	OP	2		0	3,600	150		3,120	130				10.0%	0.00	-13%	01.09.17	28.02.22			100%
818-18-06	Epithelix S.a.r.l.	3	O	1		94	29,760	2,480	317	25,380	2,115		270	47%	6.5%	0.00	-15%	01.07.20	30.04.22			100%
818-18-06	Epithelix S.a.r.l.	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.07.20	30.04.22			100%
818-17-01/6	Fondation Eclosion	-2	IP	2		0	3,816	159		3,840	160				5.0%	0.00	+1%	01.03.07	28.02.22			100%
818-17-01/7	Fondation Eclosion	-1	IP	1		0	1,908	159		1,920	160				5.0%	5.00	+1%	01.09.17				100%
818-17-01/8	Fondation Eclosion	-2	IP	1		0	1,452	121		1,920	160				5.0%	5.00	+32%	01.11.17				100%
818-17-01/9	Fondation Eclosion	0	O	1		920	239,391	19,949	260	248,400	20,700		270	47%	6.5%	0.00	+4%	01.03.07	28.02.22			100%
818-17-02	Fondation Eclosion	0	OP	2		0	3,600	150		3,120	130				10.0%	0.00	-13%	01.08.08	28.02.22			100%
818-17-04/1	Fondation Eclosion	-2	IP	1		0	1,908	159		1,920	160				5.0%	5.00	+1%	01.11.17				100%
818-17-06	Fondation Eclosion	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.04.14				100%
818-17-09	Fondation Eclosion	-1	W	1		37	5,291	441	143	4,440	370		120		10.0%	0.00	-16%	01.03.17	28.02.22			100%
818-06-02	Fongit	1	O	1		280	73,860	6,155	264	75,600	6,300		270	47%	6.5%	0.00	+2%	01.11.06	30.04.22			100%
818-06-05	Fongit	1	O	1		582	161,592	13,466	278	157,140	13,095		270	47%	6.5%	0.00	-3%	01.02.07	31.01.22			100%
818-06-07	Fongit	1	O	1		511	108,300	9,025	212	137,970	11,498		270	47%	6.5%	0.00	+27%	01.05.07	30.04.22			100%
818-06-07	Fongit	-1	W	1		10	1,200	100	120	1,200	100		120		10.0%	0.00	+0%	01.05.15	30.04.22			100%
818-06-07	Fongit	-1	W	1		51	6,120	510	120	6,120	510		120		10.0%	0.00	+0%	01.05.07	30.04.22			100%
818-06-07	Fongit	-2	IP	2		0	3,120	130		3,840	160				5.0%	0.00	+23%	01.05.07	30.04.22			100%
818-06-07	Fongit	-1	IP	10		0	14,400	120		19,200	160				5.0%	0.00	+33%	01.05.07	30.04.22			100%
818-06-08	Fongit	0	IP	7		0	12,180	145		13,440	160				5.0%	0.00	+10%	01.02.07	31.01.22			100%
818-06-08	Fongit	0	IP	5		0	8,700	145		9,600	160				5.0%	0.00	+10%	01.02.07	31.01.22			100%
818-06-09	Fongit	0	IP	5		0	7,860	131		9,600	160				5.0%	0.00	+22%	01.11.00	30.04.22			100%
818-06-09	Fongit	0	IP	3		0	4,716	131		5,760	160				5.0%	0.00	+22%	01.04.05	30.04.22			100%
818-21-01/1	Genkyotex (Suisse) SA	2	O	1		281	84,300	7,025	300	75,870	6,323		270	47%	6.5%	0.00	-10%	01.02.11	31.12.22			100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 16 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
818-21-01/1	Genkyotex (Suisse) SA	-1	W	1		67	10,050	838	150	8,040	670		120		10.0%	0.00	-20%	01.02.11	31.12.22	30.09.2021		100%
818-21-02/1	Genkyotex (Suisse) SA	-2	IP	4		0	8,928	186		7,680	160				5.0%	0.00	-14%	01.09.17	31.12.22	30.09.2021		100%
818-21-03/1	Genkyotex (Suisse) SA	-1	IP	5		0	12,000	200		9,600	160				5.0%	0.00	-20%	01.02.11	31.12.22			100%
818-21-06/1	Genkyotex (Suisse) SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.10.13	31.12.22			100%
818-06-04	HED Technologies Sàrl	-2	IP	2		0	5,280	220		3,840	160				5.0%	5.00	-27%	01.04.21				100%
818-76-02	HED Technologies Sàrl	3	O	1		488	151,280	12,607	310	131,760	10,980		270	47%	6.5%	0.00	-13%	01.06.17	28.02.27			100%
818-76-02	HED Technologies Sàrl	-1	IP	11		0	26,400	200		21,120	160				5.0%	0.00	-20%	01.09.17	28.02.27			100%
818-76-03	HED Technologies Sàrl	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.01.18				100%
818-76-04	HED Technologies Sàrl	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.02.18				100%
818-76-05	HED Technologies Sàrl	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.02.18				100%
818-76-06	HED Technologies Sàrl	-1	IP	2		0	5,280	220		3,840	160				5.0%	5.00	-27%	15.01.20				100%
818-76-07	HED Technologies Sàrl	-1	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.09.20				100%
818-23-01	Hermenjat Serigraphie	0	O	1		145	37,116	3,093	256	39,150	3,263		270	47%	6.5%	0.00	+5%	01.01.06	31.12.25			100%
818-23-01	Hermenjat Serigraphie	-2	IP	1		0	1,488	124		1,920	160				5.0%	0.00	+29%	01.01.06	31.12.25			100%
818-93-01	IBF Suisse Sàrl	2	O	1		22	7,194	600	327	5,940	495		270	47%	6.5%	0.00	-17%	01.05.21	30.04.26			100%
818-75-01	ILEM	3	O	1		652	156,480	13,040	240	176,040	14,670		270	47%	6.5%	0.00	+13%	01.04.15	31.03.25			100%
818-75-01	ILEM	-2	IP	6		0	14,400	200		11,520	160				5.0%	0.00	-20%	01.04.15	31.03.25			100%
818-75-01	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.04.15	31.03.25			100%
818-75-01/1	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.09.15	31.03.25			100%
818-75-01/1	ILEM	-2	IP	5		0	12,000	200		9,600	160				5.0%	0.00	-20%	01.09.15	31.03.25			100%
818-75-01/2	ILEM	-2	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.09.17	31.03.25			100%
818-75-01/3	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.11.17	31.03.25			100%
818-75-02	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.04.15				100%
818-75-02	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.04.15				100%
818-75-02	ILEM	-2	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	01.04.15				100%
818-75-03	ILEM	-1	W	1		30	5,400	450	180	3,600	300		120		10.0%	5.00	-33%	01.01.16				100%
818-84-01	Iline Daria	2	W	1		1	300	25	300	120	10		120		10.0%	5.00	-60%	01.04.19				100%
818-41-04	KBI Biopharma SA	3	O	1		542	166,226	13,852	307	146,340	12,195		270	47%	6.5%	0.00	-12%	01.08.21	31.01.27			100%
818-41-04	KBI Biopharma SA	2	O	1		991	303,920	25,327	307	267,570	22,298		270	47%	6.5%	0.00	-12%	01.08.21	31.01.27			100%
818-41-04	KBI Biopharma SA	-2	W	1		17	3,060	255	180	2,040	170		120		10.0%	0.00	-33%	01.08.21	31.01.27			100%
818-41-04	KBI Biopharma SA	0	IP	9		0	21,600	200		17,280	160				5.0%	0.00	-20%	01.08.21	31.01.27			100%
818-41-04/1	KBI Biopharma SA	-1	SU…	3		0	1,080	30		720	20				15.0%	0.00	-33%	01.08.21	31.01.27			100%
818-41-04/2	KBI Biopharma SA	-2	IP	16		0	26,400	138		30,720	160				5.0%	0.00	+16%	01.08.21	31.01.27			100%
818-41-04/3	KBI Biopharma SA	-1	W	1		38	4,296	358	113	4,560	380		120		10.0%	0.00	+6%	01.08.21	31.01.27			100%
818-41-04/5	KBI Biopharma SA	-2	IP	3		0	5,700	158		5,760	160				5.0%	0.00	+1%	01.08.21	31.01.27			100%
818-41-04/6	KBI Biopharma SA	0	OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.08.21	31.01.27			100%
818-41-04/7	KBI Biopharma SA	-2	IP	1		0	2,640	220		1,920	160				5.0%	0.00	-27%	01.08.21	31.01.27			100%
818-41-05/2	KBI Biopharma SA	-2	IP	2		0	5,280	220		3,840	160				5.0%	0.00	-27%	01.08.21	31.01.27			100%
818-41-06	KBI Biopharma SA	-2	IP	2		0	5,280	220		3,840	160				5.0%	0.00	-27%	01.08.21	31.01.27			100%
818-41-06	KBI Biopharma SA	-2	IP	1		0	2,640	220		1,920	160				5.0%	0.00	-27%	01.08.21	31.01.27			100%
818-41-07	KBI Biopharma SA	-2	IP	1		0	2,640	220		1,920	160				5.0%	0.00	-27%	01.08.21	31.01.27			100%
818-41-07	KBI Biopharma SA	-2	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.08.21				100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 17 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
818-41-08	KBI Biopharma SA	-2	IP	2		0	5,280	220		3,840	160				5.0%	0.00	-27%	01.08.21	31.01.27			100%
818-87-01	KBI Biopharma SA	1	O	1		142	39,760	3,313	280	38,340	3,195		270	47%	6.5%	0.00	-4%	01.10.20	31.01.27			100%
818-87-01	KBI Biopharma SA	-2	IP	1		0	2,640	220		1,920	160				5.0%	0.00	-27%	01.10.20	31.01.27			100%
818-24-01	Lanier Cyril	-2	W	1		5	600	50	120	600	50		120		10.0%	5.00	+0%	01.01.03				100%
818-01-02	■	-1	W	1		90	11,280	940	125	10,800	900		120		10.0%		-4%
818-01-07	■	0	IP	11		0	29,040	220		21,120	160				5.0%		-27%
818-01-07	■	0	OP	4		0	10,560	220		6,240	130				10.0%		-41%
818-06-04	■	0	IP	4		0	5,736	120		7,680	160				5.0%		+34%
818-14-02/2	■	-2	IP	5		0	13,200	220		9,600	160				5.0%		-27%
818-17-07	■	-2	IP	1		0	2,640	220		1,920	160				5.0%		-27%
818-17-09	■	0	OP	2		0	5,280	220		3,120	130				10.0%		-41%
818-22-01	■	1	O	1		202	54,540	4,545	270	54,540	4,545		270	47%	6.5%		+0%
818-22-02	■	-2	IP	5		0	12,000	200		9,600	160				5.0%		-20%
818-35-02	■	-2	W	1		32	8,640	720	270	3,840	320		120		10.0%		-56%
818-69-03	■	-2	IP	4		0	10,560	220		7,680	160				5.0%		-27%
818-69-04	■	-1	IP	2		0	5,280	220		3,840	160				5.0%		-27%
818-77-01/1	■	0	O	1		128	34,560	2,880	270	34,560	2,880		270	47%	6.5%		+0%
818-77-01/1	■	-1	IP	1		0	2,400	200		1,920	160				5.0%		-20%
818-77-01/1	■	0	OP	1		0	2,400	200		1,560	130				10.0%		-35%
818-77-02	■	-2	IP	2		0	4,800	200		3,840	160				5.0%		-20%
818-77-03	■	0	O	1		48	12,960	1,080	270	12,960	1,080		270	47%	6.5%		+0%
818-77-03	■	-1	W	1		7	0	0	0	840	70		120		10.0%
818-85-02	■	-2	IP	1		0	1,464	122		1,920	160				5.0%		+31%
818-86-01	■	-1	IP	1		0	2,640	220		1,920	160				5.0%		-27%
818-99-99	■	2	LCE	1		574	28,700	2,392	50	28,700	2,392		50		10.0%		+0%
818-99-99	■	3	O	1		35	9,450	788	270	9,450	788		270	47%	6.5%		+0%
818-99-99	■	1	O	1		449	121,230	10,103	270	121,230	10,103		270	47%	6.5%		+0%
818-99-99	■	1	O	1		498	134,460	11,205	270	134,460	11,205		270	47%	6.5%		+0%
818-99-99	■	2	O	1		0	0	0		0	0				6.5%
818-99-99	■	-2	W	1		30	5,400	450	180	3,600	300		120		10.0%		-33%
818-99-99	■	-1	W	1		146	15,156	1,263	104	17,520	1,460		120		10.0%		+16%
818-99-99	■	-1	SU…	2		0	720	30		480	20				15.0%		-33%
818-99-99	■	-1	IP	1		0	2,640	220		1,920	160				5.0%		-27%
818-99-99	■	-2	IP	1		0	2,640	220		1,920	160				5.0%		-27%
818-99-99	■	-1	IP	1		0	2,400	200		1,920	160				5.0%		-20%
818-99-99	■	0	IP	14		0	21,000	125		26,880	160				5.0%		+28%
818-99-99	■	0	IP	8		0	19,920	208		15,360	160				5.0%		-23%
818-99-99	■	0	OP	25		0	39,000	130		39,000	130				10.0%		+0%
818-99-99	■	0	OP	2		0	5,280	220		3,120	130				10.0%		-41%
818-99-99	■	0	OP	4		0	10,080	210		6,240	130				10.0%		-38%
818-01-01	LEM INTERNATIONAL SA	0	O	1		7,698	2,392,416	199,368	311	2,078,460	173,205		270	47%	6.5%	0.00	-13%	01.04.05	31.12.23			100%
818-01-01	LEM INTERNATIONAL SA	-2	W	1		314	33,312	2,776	106	37,680	3,140		120		10.0%	0.00	+13%	01.04.05	31.12.23			100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 18 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
818-01-01	LEM INTERNATIONAL SA	0	IP	154		0	288,288	156		295,680	160				5.0%	0.00	+3%	01.04.05	31.12.23			100%
818-01-03	LEM INTERNATIONAL SA	-2	W	1		224	23,676	1,973	106	26,880	2,240		120		10.0%	0.00	+14%	01.04.05	31.12.23			100%
818-01-03	LEM INTERNATIONAL SA	-2	IP	17		0	32,028	157		32,640	160				5.0%	0.00	+2%	01.04.05	31.12.23			100%
818-01-04	LEM INTERNATIONAL SA	0	OP	4		0	7,248	151		6,240	130				10.0%	0.00	-14%	01.09.06	31.12.23			100%
818-01-05	LEM INTERNATIONAL SA	0	OP	25		0	31,500	105		39,000	130				10.0%	0.00	+24%	01.04.05	31.12.23			100%
818-01-06	LEM INTERNATIONAL SA	-2	W	1		38	3,996	333	105	4,560	380		120		10.0%	0.00	+14%	01.04.05	31.12.23			100%
818-26-15	Lemsys SA	0	O	1		259	77,700	6,475	300	69,930	5,828		270	47%	6.5%	0.00	-10%	01.07.19	30.06.27			100%
818-26-15	Lemsys SA	0	O	1		134	38,860	3,238	290	36,180	3,015		270	47%	6.5%	0.00	-7%	01.07.19	30.06.27			100%
818-26-15	Lemsys SA	0	O	1		449	98,780	8,232	220	121,230	10,103		270	47%	6.5%	0.00	+23%	01.07.19	30.06.27			100%
818-26-15	Lemsys SA	-1	W	1		39	5,850	488	150	4,680	390		120		10.0%	0.00	-20%	01.07.19	30.06.27			100%
818-26-15	Lemsys SA	-1	W	1		47	7,050	588	150	5,640	470		120		10.0%	0.00	-20%	01.07.19	30.06.27			100%
818-26-15	Lemsys SA	-1	W	1		37	4,070	339	110	4,440	370		120		10.0%	0.00	+9%	01.07.19	30.06.27			100%
818-26-15	Lemsys SA	-1	SU…	3		0	1,080	30		720	20				15.0%	0.00	-33%	01.07.19	30.06.27			100%
818-26-15	Lemsys SA	0	IP	16		0	26,641	139		30,720	160				5.0%	0.00	+15%	01.07.19	30.06.27			100%
818-26-15	Lemsys SA	0	OP	5		0	13,200	220		7,800	130				10.0%	0.00	-41%	01.07.19	30.06.27			100%
818-82-01	Leone Giulio Ferblanterie Sarl	-2	W	1		35	3,600	300	103	4,200	350		120		10.0%	5.00	+17%	01.10.17				100%
818-27-04	Les Chambres du CTN	3	Hot.	1		142	23,508	1,959	166	22,010	1,834		155		6.5%	0.00	-6%	01.10.13	30.09.23			100%
818-27-04	Les Chambres du CTN	0	Hot.	1		9	1,488	124	165	1,395	116		155		6.5%	0.00	-6%	01.10.13	30.09.23			100%
818-27-04	Les Chambres du CTN	3	Hot.	1		279	46,176	3,848	166	43,245	3,604		155		6.5%	0.00	-6%	01.10.13	30.09.23			100%
818-02-02/1	NovImmune SA	-1	IP	5		0	10,800	180		9,600	160				5.0%	0.00	-11%	01.04.09	31.12.23			100%
818-02-03/3	NovImmune SA	1	O	1		2,164	627,564	52,297	290	584,280	48,690		270	47%	6.5%	0.00	-7%	01.01.07	31.12.23			100%
818-02-03/3	NovImmune SA	-1	IP	28		0	41,064	122		53,760	160				5.0%	0.00	+31%	01.01.07	31.12.23			100%
818-02-04	NovImmune SA	1	O	1		190	49,752	4,146	262	51,300	4,275		270	47%	6.5%	0.00	+3%	01.02.06	30.04.23			100%
818-02-04	NovImmune SA	-1	IP	2		0	2,952	123		3,840	160				5.0%	0.00	+30%	01.02.06	30.04.23			100%
818-02-09/4	NovImmune SA	-1	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	15.08.19				100%
818-02-09/5	NovImmune SA	0	IP	4		0	9,600	200		7,680	160				5.0%	0.00	-20%	01.11.13	31.12.23			100%
818-02-09/5	NovImmune SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.09.17	31.12.23			100%
818-02-10/1	NovImmune SA	-2	W	1		66	10,890	908	165	7,920	660		120		10.0%	0.00	-27%	01.01.19	31.12.23			100%
818-57-01	ObsEva SA	-2	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	01.09.15				100%
818-57-02	ObsEva SA	2	O	1		536	160,800	13,400	300	144,720	12,060		270	47%	6.5%	0.00	-10%	01.07.13	30.06.23			100%
818-57-02/2	ObsEva SA	0	O	1		61	18,300	1,525	300	16,470	1,373		270	47%	6.5%	0.00	-10%	01.01.15	30.06.23			100%
818-57-02/3	ObsEva SA	2	O	1		86	26,660	2,222	310	23,220	1,935		270	47%	6.5%	0.00	-13%	01.06.17	30.06.23			100%
818-57-03	ObsEva SA	-2	IP	9		0	21,600	200		17,280	160				5.0%	0.00	-20%	01.07.13	30.06.23			100%
818-57-03	ObsEva SA	0	OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.06.16	30.06.23			100%
818-57-03/1	ObsEva SA	-1	IP	1		0	3,000	250		1,920	160				5.0%	0.00	-36%	01.08.20	30.06.23			100%
818-57-04	ObsEva SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.06.17				100%
818-57-05	ObsEva SA	3	O	1		405	121,500	10,125	300	109,350	9,113		270	47%	6.5%	0.00	-10%	11.09.18	30.06.23			100%
818-57-05	ObsEva SA	0	IP	9		0	21,600	200		17,280	160				5.0%	5.00	-20%	01.07.18				100%
818-57-05	ObsEva SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.07.18				100%
818-57-05	ObsEva SA	0	OP	1		0	2,400	200		1,560	130				10.0%	5.00	-35%	01.07.18				100%
818-35-01	Omnitec SA	-2	W	1		18	1,584	132	88	2,160	180		120		10.0%	0.00	+36%	01.11.06	31.10.22			100%
818-35-03	Omnitec SA	0	O	1		208	56,160	4,680	270	56,160	4,680		270	47%	6.5%	0.00	+0%	01.10.20	30.09.25			100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 19 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
818-35-03	Omnitec SA	-2	IP	1		0	2,640	220		1,920	160				5.0%	0.00	-27%	01.10.20	30.09.25			100%
818-80-01	PhytoXtract SA	-1	W	1		25	3,750	313	150	3,000	250		120		10.0%	0.00	-20%	01.05.17	30.04.22			100%
818-80-02	PhytoXtract SA	-1	W	1		25	1,800	150	72	3,000	250		120		10.0%	0.00	+67%	01.07.20	30.04.22			100%
818-79-02	Plair SA	-2	W	1		19	3,420	285	180	2,280	190		120		10.0%	5.00	-33%	01.12.17				100%
818-88-01	Prolabo Sàrl	2	O	1		43	11,610	968	270	11,610	968		270	47%	6.5%	0.00	+0%	15.10.20	31.10.25			100%
818-31-01	Protectas Electronic Security Sàrl …	0	O	1		219	65,700	5,475	300	59,130	4,928		270	47%	6.5%	0.00	-10%	01.01.11	31.12.25			100%
818-31-01	Protectas Electronic Security Sàrl …	-2	IP	4		0	8,640	180		7,680	160				5.0%	0.00	-11%	01.01.11	31.12.25			100%
818-31-01	Protectas Electronic Security Sàrl …	0	OP	2		0	3,600	150		3,120	130				10.0%	0.00	-13%	01.01.11	31.12.25			100%
818-31-01/3	Protectas Electronic Security Sàrl …	0	OP	3		0	6,480	180		4,680	130				10.0%	0.00	-28%	01.08.16	31.12.25			100%
818-31-02	Protectas Electronic Security Sàrl …	-1	W	1		55	7,536	628	137	6,600	550		120		10.0%	0.00	-12%	16.01.11	31.01.26			100%
818-31-02/2	Protectas Electronic Security Sàrl …	0	OP	2		0	4,800	200		3,120	130				10.0%	0.00	-35%	01.08.16	31.01.26			100%
818-38-01	QAD Europe SA	-2	W	1		7	1,050	88	150	840	70		120		10.0%	0.00	-20%	01.05.09	30.04.24			100%
818-39-01	René Faigle SA	2	O	1		273	78,864	6,572	289	73,710	6,143		270	47%	6.5%	0.00	-7%	01.04.08	31.03.23			100%
818-39-01	René Faigle SA	-2	IP	2		0	5,784	241		3,840	160				5.0%	0.00	-34%	01.04.08	31.03.23			100%
818-39-01/2	René Faigle SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.04.09	31.03.23			100%
818-39-01/3	René Faigle SA	2	O	1		71	21,300	1,775	300	19,170	1,598		270	47%	6.5%	0.00	-10%	01.07.13	31.03.23			100%
818-39-01/3	René Faigle SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.07.13	31.03.23			100%
818-39-01/3	René Faigle SA	0	OP	2		0	4,800	200		3,120	130				10.0%	0.00	-35%	01.07.13	31.03.23			100%
818-39-01/4	René Faigle SA	-2	W	1		34	4,296	358	126	4,080	340		120		10.0%	0.00	-5%	01.07.17	31.03.23			100%
818-39-02	René Faigle SA	0	OP	2		0	3,648	152		3,120	130				10.0%	0.00	-14%	01.04.08	31.03.23			100%
818-39-03	René Faigle SA	-2	W	1		44	6,000	500	136	5,280	440		120		10.0%	0.00	-12%	01.04.10	31.03.25			100%
818-39-03	René Faigle SA	-2	IP	1		0	2,916	243		1,920	160				5.0%	0.00	-34%	01.04.08	31.03.25			100%
818-39-05	René Faigle SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	01.01.16				100%
818-42-01	Services Industriels de Genève	-2	W	1		168	1,848	154	11	20,160	1,680		120		10.0%	0.00	+991%	01.09.08	31.08.25			100%
818-30-01	SGS M-Scan SA	3	O	1		414	122,352	10,196	296	111,780	9,315		270	47%	6.5%	0.00	-9%	01.01.16	01.01.22			100%
818-30-01	SGS M-Scan SA	-2	IP	11		0	18,720	142		21,120	160				5.0%	0.00	+13%	01.01.07	01.01.22			100%
818-30-01/1	SGS M-Scan SA	-2	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.09.12	01.01.22			100%
818-30-02	SGS M-Scan SA	-1	W	1		9	1,080	90	120	1,080	90		120		10.0%	0.00	+0%	01.01.97	01.01.22			100%
818-30-03	SGS M-Scan SA	-2	W	1		55	7,236	603	132	6,600	550		120		10.0%	0.00	-9%	01.02.07	01.01.22			100%
818-30-05	SGS M-Scan SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.03.13	28.02.22			100%
818-30-07	SGS M-Scan SA	-2	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.04.13	31.03.22			100%
818-30-08	SGS M-Scan SA	3	O	1		146	42,348	3,529	290	39,420	3,285		270	47%	6.5%	0.00	-7%	01.07.13	31.05.23			100%
818-30-09	SGS M-Scan SA	0	O	1		194	56,260	4,688	290	52,380	4,365		270	47%	6.5%	0.00	-7%	01.10.17	30.09.22			100%
818-30-09	SGS M-Scan SA	-1	IP	3		0	7,200	200		5,760	160				5.0%	0.00	-20%	01.10.17	30.09.22			100%
818-43-09	Sitex MAD SA	1	O	1		103	30,900	2,575	300	27,810	2,318		270	47%	6.5%	0.00	-10%	01.12.19	30.11.24			100%
818-43-09	Sitex MAD SA	-1	IP	3		0	7,920	220		5,760	160				5.0%	0.00	-27%	01.12.19	30.11.24			100%
818-43-01/3	Sitex SA	0	O	1		325	83,472	6,956	257	87,750	7,313		270	47%	6.5%	0.00	+5%	01.04.07	30.11.24			100%
818-43-01/3	Sitex SA	1	O	1		79	23,700	1,975	300	21,330	1,778		270	47%	6.5%	0.00	-10%	01.09.15	30.11.24			100%
818-43-01/3	Sitex SA	-1	W	1		22	3,708	309	169	2,640	220		120		10.0%	0.00	-29%	01.04.07	30.11.24			100%
818-43-01/4	Sitex SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.08.20	30.11.24			100%
818-43-02	Sitex SA	-1	IP	8		0	18,480	193		15,360	160				5.0%	0.00	-17%	01.04.07	31.03.22			100%
818-43-03	Sitex SA	0	OP	3		0	3,744	104		4,680	130				10.0%	0.00	+25%	01.11.07	31.01.22			100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 20 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index

818-43-03/2	Sitex SA	-1	SU…	4		0	1,440	30		960	20				15.0%	0.00	-33%	01.11.07	30.11.22			100%
818-43-04	Sitex SA	0	OP	4		0	9,600	200		6,240	130				10.0%	0.00	-35%	01.09.11	31.08.22			100%
818-43-04/2	Sitex SA	0	OP	3		0	7,200	200		4,680	130				10.0%	0.00	-35%	01.10.13	31.08.22			100%
818-43-04/3	Sitex SA	0	OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.10.13	31.08.22			100%
818-43-04/4	Sitex SA	0	OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.12.18	31.08.22			100%
818-43-05	Sitex SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.09.11	31.08.22			100%
818-43-06	Sitex SA	0	IP	3		0	7,200	200		5,760	160				5.0%	0.00	-20%	01.05.12	30.04.22			100%
818-43-06/1	Sitex SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.09.15	30.04.22			100%
818-43-07	Sitex SA	-1	W	1		12	2,160	180	180	1,440	120		120		10.0%	0.00	-33%	01.10.14	30.09.24			100%
818-43-07/1	Sitex SA	-2	W	1		55	8,800	733	160	6,600	550		120		10.0%	0.00	-25%	01.10.17	30.09.24			100%
818-43-07/3	Sitex SA	0	W	1		23	3,450	288	150	2,760	230		120		10.0%	0.00	-20%	01.07.18	30.09.24			100%
818-43-08	Sitex SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.12.17				100%
818-43-10	Sitex SA	-1	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.11.19				100%
818-43-11	Sitex SA	-1	W	1		15	2,700	225	180	1,800	150		120		10.0%	5.00	-33%	01.12.20				100%
818-44-06	So Be Cosmetics SA	2	O	1		101	30,300	2,525	300	27,270	2,273		270	47%	6.5%	0.00	-10%	01.02.14	31.01.24			100%
818-44-07	So Be Cosmetics SA	0	IP	4		0	9,600	200		7,680	160				5.0%	0.00	-20%	01.07.08	31.01.22			100%
818-89-01	SP Groups SA	2	O	1		223	62,440	5,203	280	60,210	5,018		270	47%	6.5%	0.00	-4%	01.03.21	28.02.22			100%
818-85-01	Swedish Orphan Biovitrum AG	0	O	1		524	144,504	12,042	276	141,480	11,790		270	47%	6.5%	0.00	-2%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	0	O	1		622	201,900	16,825	325	167,940	13,995		270	47%	6.5%	0.00	-17%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	2	O	1		930	288,300	24,025	310	251,100	20,925		270	47%	6.5%	0.00	-13%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	-1	W	1		33	5,445	454	165	3,960	330		120		10.0%	0.00	-27%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	-1	W	1		34	5,244	437	154	4,080	340		120		10.0%	0.00	-22%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	-2	W	1		35	5,400	450	154	4,200	350		120		10.0%	0.00	-22%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	-1	W	1		38	5,548	462	146	4,560	380		120		10.0%	0.00	-18%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	-1	W	1		114	18,810	1,568	165	13,680	1,140		120		10.0%	0.00	-27%	01.08.20	31.03.24			100%
818-85-01	Swedish Orphan Biovitrum AG	0	IP	9		0	19,704	182		17,280	160				5.0%	0.00	-12%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	-1	IP	1		0	2,184	182		1,920	160				5.0%	0.00	-12%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	0	IP	21		0	50,196	199		40,320	160				5.0%	0.00	-20%	10.07.19	31.12.23			100%
818-85-01	Swedish Orphan Biovitrum AG	-1	IP	12		0	26,064	181		23,040	160				5.0%	0.00	-12%	10.07.19	31.12.23			100%
818-85-02	Swedish Orphan Biovitrum AG	-1	IP	2		0	2,928	122		3,840	160				5.0%	0.00	+31%	10.07.19	31.12.23			100%
818-85-02	Swedish Orphan Biovitrum AG	0	IP	34		0	49,776	122		65,280	160				5.0%	0.00	+31%	10.07.19	31.12.23			100%
818-85-03	Swedish Orphan Biovitrum AG	2	O	1		526	157,800	13,150	300	142,020	11,835		270	47%	6.5%	0.00	-10%	01.04.20	30.04.24			100%
818-99-99	Swedish Orphan Biovitrum AG	-2	IP	1		0	1,464	122		1,920	160				5.0%	0.00	+31%	01.04.21	31.12.23			100%
818-46-01	Tavitian SA	2	O	1		177	47,790	3,983	270	47,790	3,983		270	47%	6.5%	0.00	+0%	01.06.08	31.05.23			100%
818-46-02	Tavitian SA	2	W	1		14	1,680	140	120	1,680	140		120		10.0%	0.00	+0%	01.06.08	31.05.23			100%
818-46-03	Tavitian SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.04.15				100%
818-47-01/4	Technoplan Engineering SA	0	O	1		197	50,432	4,203	256	53,190	4,433		270	47%	6.5%	0.00	+5%	01.07.16	30.06.26			100%
818-47-03	Technoplan Engineering SA	-1	W	1		4	600	50	150	480	40		120		10.0%	0.00	-20%	01.07.16	30.06.26			100%
818-47-04/1	Technoplan Engineering SA	0	OP	2		0	3,840	160		3,120	130				10.0%	5.00	-19%	01.07.16				100%
818-47-05	Technoplan Engineering SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.07.16				100%
818-89-01	Ultrafroid SA	0	O	1		209	54,340	4,528	260	56,430	4,703		270	47%	6.5%	0.00	+4%	15.01.21	31.01.26			100%
818-89-01	Ultrafroid SA	-2	IP	2		0	5,280	220		3,840	160				5.0%	0.00	-27%	15.01.21	31.01.26			100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 21 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
818-89-01	Ultrafroid SA	0	OP	1		0	2,640	220		1,560	130				10.0%	0.00	-41%	15.01.21	31.01.26			100%
818-60-01	World Courier (Switzerland) SA	0	O	1		423	122,664	10,222	290	114,210	9,518		270	47%	6.5%	0.00	-7%	01.10.13	30.09.23			100%
818-60-01/1	World Courier (Switzerland) SA	-1	W	1		13	2,340	195	180	1,560	130		120		10.0%	0.00	-33%	01.06.15	30.06.23			100%
818-60-02	World Courier (Switzerland) SA	-2	IP	5		0	12,000	200		9,600	160				5.0%	5.00	-20%	01.10.13				100%
818-60-02	World Courier (Switzerland) SA	0	OP	3		0	7,200	200		4,680	130				10.0%	5.00	-35%	01.10.13				100%
818-60-03	World Courier (Switzerland) SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.10.16				100%
818-60-40	World Courier (Switzerland) SA	-2	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.03.21				100%

							% project.			% proj…
Total budgeted rental income				963	37,684		11,749,052	100.0%	312	11,000,010	952		292	100.0%			-6%
Total vacancy				119	5,039		1,404,056	12.0%		716,953				6.5%			-49%
Total tenants				844	32,645		10,344,996	88.0%		10,283,057				93.5%			-1%

Legend:
■	Vacancy
■ Tenant name	Vacant, but the future tenant is already known.

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 22 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Summary by tenant and use type

Breakdown by tenants and areas	Breakdown by tenants and current rent	Breakdown by tenants and market rent

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a. CHF/sqm				Q.	Share	CHF p.a. CHF/sqm				Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
LEM INTERNATIONAL SA		204	8,274	27%	2,812,464	105	311	340	59%	26%	2,521,140	120	270	305	47%	6.5%	-10%	01.04.05	31.12.23		2.0	100%
	O	1	7,698	85%	2,392,416	311	311	311	59%	82%	2,078,460	270	270	270	47%	6.5%	-13%	01.04.05	31.12.23		2.0	100%
	IP	171	0	11%	320,316					13%	328,320					5.0%	2%	01.04.05	31.12.23		2.0	100%
	W	3	576	2%	60,984	105	106	106		3%	69,120	120	120	120		10.0%	13%	01.04.05	31.12.23		2.0	100%
	OP	29	0	1%	38,748					2%	45,240					10.0%	17%	01.04.05	31.12.23		2.0	100%
Swedish Orphan Biovitrum AG		89	2,856	10%	985,267	146	325	345	57%	9%	886,620	120	270	310	47%	6.4%	-10%	10.07.19	30.04.24		2.1	100%
	O	4	2,602	80%	792,504	276	325	305	57%	79%	702,540	270	270	270	47%	6.5%	-11%	10.07.19	30.04.24		2.1	100%
	IP	80	0	15%	152,316					17%	153,600					5.0%	1%	10.07.19	31.12.23		2.0	100%
	W	5	254	4%	40,447	146	165	159		3%	30,480	120	120	120		10.0%	-25%	10.07.19	31.03.24		2.1	100%
NovImmune SA		44	2,420	7%	757,662	165	290	313	49%	7%	722,220	120	270	298	47%	6.4%	-5%	01.02.06	31.12.23		1.9	100%
	O	2	2,354	89%	677,316	262	290	288	49%	88%	635,580	270	270	270	47%	6.5%	-6%	01.02.06	31.12.23		1.9	100%
	IP	41	0	9%	69,456					11%	78,720					5.0%	13%	01.02.06	31.12.23		1.9	100%
	W	1	66	1%	10,890	165	165	165		1%	7,920	120	120	120		10.0%	-27%	01.01.19	31.12.23		2.0	100%
KBI Biopharma SA		48	1,730	6%	603,482	113	307	349	56%	6%	536,010	120	270	310	47%	6.4%	-11%	01.10.20	31.01.27		5.1	100%
	O	3	1,675	84%	509,906	280	307	304	56%	84%	452,250	270	270	270	47%	6.5%	-11%	01.10.20	31.01.27		5.1	100%
	IP	39	0	14%	82,740					14%	74,880					5.0%	-9%	01.10.20	31.01.27		4.9	100%
	W	2	55	1%	7,356	113	180	134		1%	6,600	120	120	120		10.0%	-10%	01.08.21	31.01.27		5.1	100%
	OP	1	0	0%	2,400					0%	1,560					10.0%	-35%	01.08.21	31.01.27		5.1	100%
	SUw	3	0	0%	1,080					0%	720					15.0%	-33%	01.08.21	31.01.27		5.1	100%
	A
Anteis SA		39	1,574	5%	534,888	149	340	340	60%	5%	480,030	120	270	305	47%	6.4%	-10%	01.10.05	31.12.25		4.0	100%
	O	3	1,493	85%	453,456	276	340	304	60%	84%	403,110	270	270	270	47%	6.5%	-11%	01.10.07	31.12.25		4.0	100%
	IP	35	0	13%	69,384					14%	67,200					5.0%	-3%	01.10.05	31.12.25		3.7	100%
	W	1	81	2%	12,048	149	149	149		2%	9,720	120	120	120		10.0%	-19%	16.05.07	31.12.25		4.0	100%
Fongit		37	1,434	4%	402,048	120	278	280	41%	5%	439,470	120	270	306	47%	6.3%	9%	01.11.00	30.04.22		0.2	100%
	O	3	1,373	86%	343,752	212	278	250	41%	84%	370,710	270	270	270	47%	6.5%	8%	01.11.06	30.04.22		0.2	100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 23 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a. CHF/sqm				Q.	Share	CHF p.a. CHF/sqm				Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
	IP	32	0	13%	50,976					14%	61,440					5.0%	21%	01.11.00	30.04.22		0.2	100%
	W	2	61	2%	7,320	120	120	120		2%	7,320	120	120	120		10.0%	0%	01.05.07	30.04.22		0.3	100%
ObsEva SA		29	1,088	4%	387,860	300	310	356	57%	4%	341,040	270	270	313	47%	6.3%	-12%	01.07.13	30.06.23		1.4	100%
	O	4	1,088	84%	327,260	300	310	301	57%	86%	293,760	270	270	270	47%	6.5%	-10%	01.07.13	30.06.23		1.5	100%
	IP	23	0	14%	55,800					13%	44,160					5.0%	-21%	01.07.13	30.06.23		1.0	100%
	OP	2	0	1%	4,800					1%	3,120					10.0%	-35%	01.06.16	30.06.23		1.2	100%
CDC LAB SA		10	1,400	3%	356,880	170	270	255	47%	3%	325,080	120	270	232	47%	7.0%	-9%	16.04.21	30.04.31		9.3	100%
	O	1	960	73%	259,200	270	270	270	47%	80%	259,200	270	270	270	47%	6.5%	0%	16.04.21	30.04.31		9.3	100%
	W	2	440	22%	79,200	170	182	180		16%	52,800	120	120	120		10.0%	-33%	16.04.21	30.04.31		9.3	100%
	IP	6	0	4%	15,840					4%	11,520					5.0%	-27%	16.04.21	30.04.31		9.3	100%
	OP	1	0	1%	2,640					0%	1,560					10.0%	-41%	16.04.21	30.04.31		9.3	100%
Acqiris SA		21	1,029	3%	300,450	250	250	292	39%	3%	316,230	270	270	307	47%	6.3%	5%	01.02.21	31.01.26		3.5	100%
	O	1	1,029	86%	257,250	250	250	250	39%	88%	277,830	270	270	270	47%	6.5%	8%	01.02.21	31.01.26		4.1	100%
	IP	20	0	14%	43,200					12%	38,400					5.0%	-11%	01.02.21			0.2	100%
Lemsys SA		30	965	3%	273,231	110	300	283	47%	3%	281,340	120	270	292	47%	6.6%	3%	01.07.19	30.06.27		5.5	100%
	O	3	842	79%	215,340	220	300	256	47%	81%	227,340	270	270	270	47%	6.5%	6%	01.07.19	30.06.27		5.5	100%
	IP	16	0	10%	26,641					11%	30,720					5.0%	15%	01.07.19	30.06.27		5.5	100%
	W	3	123	6%	16,970	110	150	138		5%	14,760	120	120	120		10.0%	-13%	01.07.19	30.06.27		5.5	100%
	OP	5	0	5%	13,200					3%	7,800					10.0%	-41%	01.07.19	30.06.27		5.5	100%
	SUw	3	0	0%	1,080					0%	720					15.0%	-33%	01.07.19	30.06.27		5.5	100%
	A
SGS M-Scan SA		24	818	3%	267,196	120	296	327	54%	3%	247,740	120	270	303	47%	6.4%	-7%	01.01.97	31.05.23		0.4	100%
	O	3	754	83%	220,960	290	296	293	54%	82%	203,580	270	270	270	47%	6.5%	-8%	01.07.13	31.05.23		0.5	100%
	IP	19	0	14%	37,920					15%	36,480					5.0%	-4%	01.01.07	30.09.22		0.2	100%
	W	2	64	3%	8,316	120	132	130		3%	7,680	120	120	120		10.0%	-8%	01.01.97	01.01.22		0.0	100%
Fondation Eclosion		10	957	3%	259,766	143	260	271	43%	3%	267,480	120	270	279	47%	6.5%	3%	01.03.07	28.02.22		0.2	100%
	O	1	920	92%	239,391	260	260	260	43%	93%	248,400	270	270	270	47%	6.5%	4%	01.03.07	28.02.22		0.2	100%
	IP	6	0	4%	11,484					4%	11,520					5.0%	0%	01.03.07	28.02.22		0.5	100%
	W	1	37	2%	5,291	143	143	143		2%	4,440	120	120	120		10.0%	-16%	01.03.17	28.02.22		0.2	100%
	OP	2	0	1%	3,600					1%	3,120					10.0%	-13%	01.08.08	28.02.22		0.2	100%
DFI Services SA		34	652	2%	251,310	154	300	385	56%	2%	217,560	120	270	334	47%	6.4%	-13%	01.01.17	31.01.27		4.9	100%
	O	1	616	74%	184,800	300	300	300	56%	76%	166,320	270	270	270	47%	6.5%	-10%	01.02.17	31.01.27		5.1	100%
	IP	21	0	20%	50,400					19%	40,320					5.0%	-20%	01.02.17	31.01.27		4.9	100%
	OP	3	0	3%	7,680					2%	4,680					10.0%	-39%	01.02.17	31.01.27		2.3	100%
	W	1	36	2%	5,550	154	154	154		2%	4,320	120	120	120		10.0%	-22%	01.05.19			1.0	100%
	SUw	8	0	1%	2,880					1%	1,920					15.0%	-33%	01.01.17	31.01.27		5.1	100%
	A
ILEM		22	682	2%	209,880	180	240	308	34%	2%	218,040	120	270	320	47%	6.3%	4%	01.04.15	31.03.25		3.0	100%
	O	1	652	75%	156,480	240	240	240	34%	81%	176,040	270	270	270	47%	6.5%	13%	01.04.15	31.03.25		3.2	100%
	IP	20	0	23%	48,000					18%	38,400					5.0%	-20%	01.04.15	31.03.25		2.7	100%
	W	1	30	3%	5,400	180	180	180		2%	3,600	120	120	120		10.0%	-33%	01.01.16			0.1	100%
HED Technologies Sàrl		20	488	2%	198,080	310	310	406	59%	2%	168,240	270	270	345	47%	6.2%	-15%	01.06.17	28.02.27		4.7	100%
	O	1	488	76%	151,280	310	310	310	59%	78%	131,760	270	270	270	47%	6.5%	-13%	01.06.17	28.02.27		5.2	100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 24 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a. CHF/sqm				Q.	Share	CHF p.a. CHF/sqm				Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
	IP	19	0	24%	46,800					22%	36,480					5.0%	-22%	01.09.17	28.02.27		3.3	100%
Sitex SA		41	531	2%	197,494	150	300	372	49%	2%	178,560	120	270	336	47%	6.9%	-10%	01.04.07	30.11.24		2.1	100%
	O	2	404	54%	107,172	257	300	265	49%	61%	109,080	270	270	270	47%	6.5%	2%	01.04.07	30.11.24		2.9	100%
	IP	18	0	22%	42,720					19%	34,560					5.0%	-19%	01.04.07	30.11.24		0.7	100%
	OP	12	0	13%	25,344					10%	18,720					10.0%	-26%	01.11.07	31.08.22		0.6	100%
	W	5	127	11%	20,818	150	180	164		9%	15,240	120	120	120		10.0%	-27%	01.04.07	30.11.24		2.5	100%
	SUw	4	0	1%	1,440					1%	960					15.0%	-33%	01.11.07	30.11.22		0.9	100%
	A
Epithelix S.a.r.l.		13	500	2%	173,568	294	317	347	58%	2%	155,400	270	270	311	47%	6.4%	-10%	01.05.13	30.04.22		0.2	100%
	O	2	500	86%	149,160	294	317	298	58%	87%	135,000	270	270	270	47%	6.5%	-9%	01.05.17	30.04.22		0.2	100%
	IP	9	0	12%	20,808					11%	17,280					5.0%	-17%	01.05.13	30.04.22		0.2	100%
	OP	2	0	2%	3,600					2%	3,120					10.0%	-13%	01.09.17	28.02.22		0.2	100%
World Courier (Switzerland) SA		12	436	1%	149,244	180	290	342	53%	1%	133,890	120	270	307	47%	6.5%	-10%	01.10.13	30.09.23		1.5	100%
	O	1	423	82%	122,664	290	290	290	53%	85%	114,210	270	270	270	47%	6.5%	-7%	01.10.13	30.09.23		1.7	100%
	IP	7	0	11%	17,040					10%	13,440					5.0%	-21%	01.10.13			0.1	100%
	OP	3	0	5%	7,200					3%	4,680					10.0%	-35%	01.10.13			0.1	100%
	W	1	13	2%	2,340	180	180	180		1%	1,560	120	120	120		10.0%	-33%	01.06.15	30.06.23		1.5	100%
René Faigle SA		16	422	1%	139,608	126	300	331	55%	1%	123,840	120	270	293	47%	6.8%	-11%	01.04.08	31.03.25		1.4	100%
	O	2	344	72%	100,164	289	300	291	55%	75%	92,880	270	270	270	47%	6.5%	-7%	01.04.08	31.03.23		1.2	100%
	IP	8	0	15%	20,700					12%	15,360					5.0%	-26%	01.04.08	31.03.25		1.5	100%
	W	2	78	7%	10,296	126	136	132		8%	9,360	120	120	120		10.0%	-9%	01.04.10	31.03.25		2.4	100%
	OP	4	0	6%	8,448					5%	6,240					10.0%	-26%	01.04.08	31.03.23		1.2	100%
Genkyotex (Suisse) SA		12	348	1%	117,678	150	300	338	56%	1%	103,110	120	270	296	47%	6.5%	-12%	01.02.11	31.12.22	30.09.2021	1.0	100%
	O	1	281	72%	84,300	300	300	300	56%	74%	75,870	270	270	270	47%	6.5%	-10%	01.02.11	31.12.22		1.0	100%
	IP	10	0	20%	23,328					19%	19,200					5.0%	-18%	01.02.11	31.12.22	30.09.2021	1.0	100%
	W	1	67	9%	10,050	150	150	150		8%	8,040	120	120	120		10.0%	-20%	01.02.11	31.12.22	30.09.2021	1.0	100%
Epic Restaurant AG		6	803	1%	114,600	65	167	143		2%	144,800	120	200	180		7.4%	26%	01.11.07	31.10.22		0.8	100%
	G	2	547	80%	91,346	167	167	167		76%	109,400	200	200	200		6.5%	20%	01.11.07	31.10.22		0.8	100%
	W	1	256	15%	16,654	65	65	65		21%	30,720	120	120	120		10.0%	84%	01.11.07	31.10.22		0.8	100%
	OP	3	0	6%	6,600					3%	4,680					10.0%	-29%	16.01.08	31.10.22		0.8	100%
Protectas Electronic Security		13	274	1%	96,756	137	300	353	56%	1%	84,330	120	270	308	47%	7.1%	-13%	01.01.11	31.01.26		4.0	100%
	O	1	219	68%	65,700	300	300	300	56%	70%	59,130	270	270	270	47%	6.5%	-10%	01.01.11	31.12.25		4.0	100%
	OP	7	0	15%	14,880					13%	10,920					10.0%	-27%	01.01.11	31.01.26		4.0	100%
	IP	4	0	9%	8,640					9%	7,680					5.0%	-11%	01.01.11	31.12.25		4.0	100%
	W	1	55	8%	7,536	137	137	137		8%	6,600	120	120	120		10.0%	-12%	16.01.11	31.01.26		4.1	100%
Amico Lab SA		13	272	1%	95,840	180	280	352	51%	1%	84,540	120	270	311	47%	7.3%	-12%	01.12.18	31.12.25		3.6	100%
	O	2	242	71%	67,760	280	280	280	51%	77%	65,340	270	270	270	47%	6.5%	-4%	01.01.21	31.12.25		4.0	100%
	OP	10	0	24%	22,680					18%	15,600					10.0%	-31%	01.12.18	31.12.25		2.3	100%
	W	1	30	6%	5,400	180	180	180		4%	3,600	120	120	120		10.0%	-33%	01.01.21	31.12.25		4.0	100%
Black Orange SA		7	272	1%	86,640	270	270	319	47%	1%	83,040	270	270	305	47%	6.3%	-4%	01.07.21	30.06.26		4.5	100%
	O	2	272	85%	73,440	270	270	270	47%	88%	73,440	270	270	270	47%	6.5%	0%	01.07.21	30.06.26		4.5	100%
	IP	5	0	15%	13,200					12%	9,600					5.0%	-27%	01.07.21	30.06.26		4.5	100%
Les Chambres du CTN		3	430	1%	71,172	165	166	166		1%	66,650	155	155	155		6.5%	-6%	01.10.13	30.09.23		1.7	100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 25 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a.	CHF/sqm			Q.	Share	CHF p.a.	CHF/sqm			Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
	Hot.	3	430	100%	71,172	165	166	166		100%	66,650	155	155	155		6.5%	-6%	01.10.13	30.09.23		1.7	100%
SP Groups SA		1	223	1%	62,440	280	280	280	51%	1%	60,210	270	270	270	47%	6.5%	-4%	01.03.21	28.02.22		0.2	100%
	O	1	223	100%	62,440	280	280	280	51%	100%	60,210	270	270	270	47%	6.5%	-4%	01.03.21	28.02.22		0.2	100%
Ultrafroid SA		4	209	1%	62,260	260	260	298	43%	1%	61,830	270	270	296	47%	6.5%	-1%	15.01.21	31.01.26		4.1	100%
	O	1	209	87%	54,340	260	260	260	43%	91%	56,430	270	270	270	47%	6.5%	4%	15.01.21	31.01.26		4.1	100%
	IP	2	0	8%	5,280					6%	3,840					5.0%	-27%	15.01.21	31.01.26		4.1	100%
	OP	1	0	4%	2,640					3%	1,560					10.0%	-41%	15.01.21	31.01.26		4.1	100%
Omnitec SA		3	226	1%	60,384	88	270	267	47%	1%	60,240	120	270	267	47%	6.6%	-0%	01.11.06	30.09.25		3.7	100%
	O	1	208	93%	56,160	270	270	270	47%	93%	56,160	270	270	270	47%	6.5%	0%	01.10.20	30.09.25		3.7	100%
	IP	1	0	4%	2,640					3%	1,920					5.0%	-27%	01.10.20	30.09.25		3.7	100%
	W	1	18	3%	1,584	88	88	88		4%	2,160	120	120	120		10.0%	36%	01.11.06	31.10.22		0.8	100%
Technoplan Engineering SA		5	201	1%	57,272	150	256	285	41%	1%	58,710	120	270	292	47%	6.7%	3%	01.07.16	30.06.26		4.0	100%
	O	1	197	88%	50,432	256	256	256	41%	91%	53,190	270	270	270	47%	6.5%	5%	01.07.16	30.06.26		4.5	100%
	OP	2	0	7%	3,840					5%	3,120					10.0%	-19%	01.07.16			0.1	100%
	IP	1	0	4%	2,400					3%	1,920					5.0%	-20%	01.07.16			0.1	100%
	W	1	4	1%	600	150	150	150		1%	480	120	120	120		10.0%	-20%	01.07.16	30.06.26		4.5	100%
Tavitian SA		3	191	1%	51,870	120	270	272	47%	1%	51,390	120	270	269	47%	6.6%	-1%	01.06.08	31.05.23		1.4	100%
	O	1	177	92%	47,790	270	270	270	47%	93%	47,790	270	270	270	47%	6.5%	0%	01.06.08	31.05.23		1.4	100%
	IP	1	0	5%	2,400					4%	1,920					5.0%	-20%	01.04.15			0.1	100%
	W	1	14	3%	1,680	120	120	120		3%	1,680	120	120	120		10.0%	0%	01.06.08	31.05.23		1.4	100%
So Be Cosmetics SA		5	101	0%	39,900	300	300	395	56%	0%	34,950	270	270	346	47%	6.2%	-12%	01.07.08	31.01.24		1.6	100%
	O	1	101	76%	30,300	300	300	300	56%	78%	27,270	270	270	270	47%	6.5%	-10%	01.02.14	31.01.24		2.1	100%
	IP	4	0	24%	9,600					22%	7,680					5.0%	-20%	01.07.08	31.01.22		0.1	100%
Sitex MAD SA		4	103	0%	38,820	300	300	377	56%	0%	33,570	270	270	326	47%	6.2%	-14%	01.12.19	30.11.24		2.9	100%
	O	1	103	80%	30,900	300	300	300	56%	83%	27,810	270	270	270	47%	6.5%	-10%	01.12.19	30.11.24		2.9	100%
	IP	3	0	20%	7,920					17%	5,760					5.0%	-27%	01.12.19	30.11.24		2.9	100%
Hermenjat Serigraphie		2	145	0%	38,604	256	256	266	41%	0%	41,070	270	270	283	47%	6.4%	6%	01.01.06	31.12.25		4.0	100%
	O	1	145	96%	37,116	256	256	256	41%	95%	39,150	270	270	270	47%	6.5%	5%	01.01.06	31.12.25		4.0	100%
	IP	1	0	4%	1,488					5%	1,920					5.0%	29%	01.01.06	31.12.25		4.0	100%
Anura Associates SA		7	81	0%	37,890	290	290	468	53%	0%	33,390	270	270	412	47%	6.0%	-12%	15.10.17	30.09.22		0.8	100%
	O	1	81	62%	23,490	290	290	290	53%	65%	21,870	270	270	270	47%	6.5%	-7%	15.11.17	30.09.22		0.7	100%
	IP	6	0	38%	14,400					35%	11,520					5.0%	-20%	15.10.17	30.09.22		0.9	100%
Addex Pharma SA		2	98	0%	13,720	140	140	140		0%	11,760	120	120	120		10.0%	-14%	01.12.15			0.5	100%
	W	2	98	100%	13,720	140	140	140		100%	11,760	120	120	120		10.0%	-14%	01.12.15			0.5	100%
Prolabo Sàrl		1	43	0%	11,610	270	270	270	47%	0%	11,610	270	270	270	47%	6.5%	0%	15.10.20	31.10.25		3.8	100%
	O	1	43	100%	11,610	270	270	270	47%	100%	11,610	270	270	270	47%	6.5%	0%	15.10.20	31.10.25		3.8	100%
IBF Suisse Sàrl		1	22	0%	7,194	327	327	327	64%	0%	5,940	270	270	270	47%	6.5%	-17%	01.05.21	30.04.26		4.3	100%
	O	1	22	100%	7,194	327	327	327	64%	100%	5,940	270	270	270	47%	6.5%	-17%	01.05.21	30.04.26		4.3	100%
PhytoXtract SA		2	50	0%	5,550	72	150	111		0%	6,000	120	120	120		10.0%	8%	01.05.17	30.04.22		0.3	100%
	W	2	50	100%	5,550	72	150	111		100%	6,000	120	120	120		10.0%	8%	01.05.17	30.04.22		0.3	100%
Leone Giulio Ferblanterie Sarl		1	35	0%	3,600	103	103	103		0%	4,200	120	120	120		10.0%	17%	01.10.17			1.0	100%
	W	1	35	100%	3,600	103	103	103		100%	4,200	120	120	120		10.0%	17%	01.10.17			1.0	100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 26 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a.	CHF/sqm			Q.	Share	CHF p.a.	CHF/sqm			Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
Cramatte Cédric		1	62	0%	3,600	58	58	58		0%	7,440	120	120	120		10.0%	107%	01.02.19			1.0	100%
	W	1	62	100%	3,600	58	58	58		100%	7,440	120	120	120		10.0%	107%	01.02.19			1.0	100%
Plair SA		1	19	0%	3,420	180	180	180		0%	2,280	120	120	120		10.0%	-33%	01.12.17			1.0	100%
	W	1	19	100%	3,420	180	180	180		100%	2,280	120	120	120		10.0%	-33%	01.12.17			1.0	100%
Services Industriels de Genève		1	168	0%	1,848	11	11	11		0%	20,160	120	120	120		10.0%	991%	01.09.08	31.08.25		3.7	100%
	W	1	168	100%	1,848	11	11	11		100%	20,160	120	120	120		10.0%	991%	01.09.08	31.08.25		3.7	100%
QAD Europe SA		1	7	0%	1,050	150	150	150		0%	840	120	120	120		10.0%	-20%	01.05.09	30.04.24		2.3	100%
	W	1	7	100%	1,050	150	150	150		100%	840	120	120	120		10.0%	-20%	01.05.09	30.04.24		2.3	100%
Lanier Cyril		1	5	0%	600	120	120	120		0%	600	120	120	120		10.0%	0%	01.01.03			0.0	100%
	W	1	5	100%	600	120	120	120		100%	600	120	120	120		10.0%	0%	01.01.03			0.0	100%
Iline Daria		1	1	0%	300	300	300	300		0%	120	120	120	120		10.0%	-60%	01.04.19			0.1	100%
	W	1	1	100%	300	300	300	300		100%	120	120	120	120		10.0%	-60%	01.04.19			0.1	100%

Total tenants		844	32,645	100%	10,344,996	11	340	317	52%	100%	9,632,710	120	270	295	47%	6.5%	-7%	01.01.97	30.04.31	30.09.2021	2.6	100%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 27 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Summary by tenant and use type outlook

Rental unit					Rents			Periods | nominal cashflows
					Actual		Market	1	2	3	4	5	6	7	8	9	10
Tenant	UT	No.	sqm	end [a]	Share	CHF p.a.	CHF p.a.	01.01.2022 - 31.12.2022	01.01.2023 - 31.12.2023	01.01.2024 - 31.12.2024	01.01.2025 - 31.12.2025	01.01.2026 - 31.12.2026	01.01.2027 - 31.12.2027	01.01.2028 - 31.12.2028	01.01.2029 - 31.12.2029	01.01.2030 - 31.12.2030	01.01.2031 - 31.12.2031
LEM INTERNATIONAL SA		204	8,274	2.0	27.2%	2,812,464	2,521,140	2,812,464	2,826,526	2,546,414	2,559,147	2,571,942	2,584,802	2,597,726	2,610,715	2,623,768	2,636,887
	W	3	576	2.0	2.2%	60,984	69,120	60,984	61,289	69,813	70,162	70,513	70,865	71,220	71,576	71,934	72,293
	OP	29	0	2.0	1.4%	38,748	45,240	38,748	38,942	45,694	45,922	46,152	46,382	46,614	46,847	47,082	47,317
	IP	171	0	2.0	11.4%	320,316	328,320	320,316	321,918	331,611	333,269	334,936	336,610	338,294	339,985	341,685	343,393
	O	1	7,698	2.0	85.1%	2,392,416	2,078,460	2,392,416	2,404,378	2,099,297	2,109,793	2,120,342	2,130,944	2,141,598	2,152,306	2,163,068	2,173,883
Swedish Orphan Biovitrum AG		89	2,856	2.1	9.5%	985,267	886,620	985,267	990,194	902,116	899,986	904,486	909,008	913,553	918,121	922,712	927,325
	W	5	254	2.1	4.1%	40,447	30,480	40,447	40,649	32,081	30,939	31,094	31,250	31,406	31,563	31,721	31,879
	IP	80	0	2.0	15.5%	152,316	153,600	152,316	153,078	155,140	155,916	156,695	157,479	158,266	159,057	159,853	160,652
	O	4	2,602	2.1	80.4%	792,504	702,540	792,504	796,467	714,896	713,131	716,697	720,280	723,881	727,501	731,138	734,794
NovImmune SA		44	2,420	1.9	7.3%	757,662	722,220	757,657	762,973	729,933	733,436	736,956	740,498	744,159	747,880	751,619	755,378
	W	1	66	2.0	1.4%	10,890	7,920	10,890	10,944	7,999	8,039	8,080	8,120	8,161	8,201	8,242	8,284
	O	2	2,354	1.9	89.4%	677,316	635,580	677,316	681,740	641,952	645,161	648,387	651,629	654,887	658,162	661,453	664,760
	IP	41	0	1.9	9.2%	69,456	78,720	69,451	70,289	79,981	80,235	80,489	80,749	81,111	81,517	81,924	82,334
KBI Biopharma SA		48	1,730	5.1	5.8%	603,482	536,010	603,410	606,283	609,169	612,068	614,982	555,248	552,293	555,054	557,829	560,619
	W	2	55	5.1	1.2%	7,356	6,600	7,356	7,393	7,430	7,467	7,504	6,831	6,800	6,834	6,869	6,903
	OP	1	0	5.1	0.4%	2,400	1,560	2,400	2,412	2,424	2,436	2,448	1,671	1,607	1,615	1,624	1,632
	SUw A	3	0	5.1	0.2%	1,080	720	1,080	1,085	1,091	1,096	1,102	769	742	746	749	753
	IP	39	0	4.9	13.7%	82,740	74,880	82,668	82,937	83,206	83,476	83,747	77,381	77,155	77,540	77,928	78,318
	O	3	1,675	5.1	84.5%	509,906	452,250	509,906	512,455	515,018	517,593	520,181	468,596	465,988	468,318	470,660	473,013
Anteis SA		39	1,574	4.0	5.2%	534,888	480,030	534,827	537,284	539,680	542,086	490,008	492,225	494,612	497,085	499,571	502,068
	W	1	81	4.0	2.3%	12,048	9,720	12,048	12,108	12,169	12,230	9,916	9,965	10,015	10,065	10,116	10,166
	IP	35	0	3.7	13.0%	69,384	67,200	69,323	69,453	69,509	69,564	68,859	68,971	69,241	69,588	69,936	70,285
	O	3	1,493	4.0	84.8%	453,456	403,110	453,456	455,723	458,002	460,292	411,233	413,289	415,355	417,432	419,519	421,617
Fongit		37	1,434	0.2	3.9%	402,048	439,470	426,423	441,667	443,876	446,095	448,326	450,567	452,820	455,084	457,360	459,646
	W	2	61	0.3	1.8%	7,320	7,320	7,320	7,357	7,393	7,430	7,468	7,505	7,542	7,580	7,618	7,656
	IP	32	0	0.2	12.7%	50,976	61,440	58,492	61,747	62,056	62,366	62,678	62,991	63,306	63,623	63,941	64,261
	O	3	1,373	0.2	85.5%	343,752	370,710	360,611	372,564	374,426	376,298	378,180	380,071	381,971	383,881	385,801	387,730
ObsEva SA		29	1,088	1.4	3.7%	387,860	341,040	387,714	368,535	348,879	349,186	349,487	349,932	351,400	353,157	354,923	356,697
	OP	2	0	1.2	1.2%	4,800	3,120	4,800	4,317	3,745	3,593	3,439	3,284	3,215	3,231	3,247	3,263
	O	4	1,088	1.5	84.4%	327,260	293,760	327,260	312,062	296,705	298,188	299,679	301,178	302,684	304,197	305,718	307,247
	IP	23	0	1.0	14.4%	55,800	44,160	55,654	52,156	48,429	47,405	46,368	45,470	45,501	45,729	45,958	46,187
CDC LAB SA		10	1,400	9.3	3.4%	356,880	325,080	356,880	358,664	360,458	362,260	364,071	365,892	367,721	369,560	371,408	351,091
	W	2	440	9.3	22.2%	79,200	52,800	79,200	79,596	79,994	80,394	80,796	81,200	81,606	82,014	82,424	64,428
	OP	1	0	9.3	0.7%	2,640	1,560	2,640	2,653	2,666	2,680	2,693	2,707	2,720	2,734	2,747	2,008
	IP	6	0	9.3	4.4%	15,840	11,520	15,840	15,919	15,999	16,079	16,159	16,240	16,321	16,403	16,485	13,555
	O	1	960	9.3	72.6%	259,200	259,200	259,200	260,496	261,798	263,107	264,423	265,745	267,074	268,409	269,751	271,100
Acqiris SA		21	1,029	3.5	2.9%	300,450	316,230	306,861	325,210	348,178	346,995	326,547	324,305	325,836	327,465	329,103	330,748
	IP	20	0	0.2	14.4%	43,200	38,400	49,611	49,438	46,776	44,087	41,369	39,460	39,566	39,764	39,963	40,163
	O	1	1,029	4.1	85.6%	257,250	277,830	257,250	275,772	301,402	302,909	285,178	284,846	286,270	287,701	289,140	290,585

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 28 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit					Rents			Periods | nominal cashflows
					Actual		Market	1	2	3	4	5	6	7	8	9	10
Tenant	UT	No.	sqm	end [a]	Share	CHF p.a.	CHF p.a.	01.01.2022 - 31.12.2022	01.01.2023 - 31.12.2023	01.01.2024 - 31.12.2024	01.01.2025 -31.12.2025	01.01.2026 -31.12.2026	01.01.2027 - 31.12.2027	01.01.2028 - 31.12.2028	01.01.2029 - 31.12.2029	01.01.2030 - 31.12.2030	01.01.2031 -31.12.2031
Lemsys SA		30	965	5.5	2.6%	273,231	281,340	273,231	274,597	275,970	277,350	278,737	284,287	289,886	291,336	292,793	294,256
	W	3	123	5.5	6.2%	16,970	14,760	16,970	17,055	17,140	17,226	17,312	16,266	15,208	15,284	15,361	15,438
	OP	5	0	5.5	4.8%	13,200	7,800	13,200	13,266	13,332	13,399	13,466	10,765	8,037	8,077	8,118	8,158
	SUw A	3	0	5.5	0.4%	1,080	720	1,080	1,085	1,091	1,096	1,102	923	742	746	749	753
	IP	16	0	5.5	9.8%	26,641	30,720	26,641	26,774	26,908	27,043	27,178	29,405	31,653	31,811	31,971	32,130
	O	3	842	5.5	78.8%	215,340	227,340	215,340	216,417	217,499	218,586	219,679	226,929	234,246	235,417	236,594	237,777
SGS M-Scan SA		24	818	0.4	2.6%	267,196	247,740	255,005	250,205	250,224	251,475	252,732	253,996	255,266	256,542	257,825	259,114
	W	2	64	0.0	3.1%	8,316	7,680	7,682	7,718	7,757	7,796	7,835	7,874	7,913	7,953	7,993	8,033
	IP	19	0	0.2	14.2%	37,920	36,480	37,876	36,662	36,846	37,030	37,215	37,401	37,588	37,776	37,965	38,155
	O	3	754	0.5	82.7%	220,960	203,580	209,448	205,824	205,621	206,649	207,682	208,721	209,764	210,813	211,867	212,926
Fondation Eclosion		10	957	0.2	2.5%	259,766	267,480	266,197	268,856	270,203	271,556	272,916	274,270	275,605	276,983	278,368	279,760
	W	1	37	0.2	2.0%	5,291	4,440	4,582	4,462	4,485	4,507	4,529	4,552	4,575	4,598	4,621	4,644
	OP	2	0	0.2	1.4%	3,600	3,120	3,200	3,136	3,151	3,167	3,183	3,199	3,215	3,231	3,247	3,263
	O	1	920	0.2	92.2%	239,391	248,400	246,899	249,642	250,890	252,145	253,405	254,672	255,946	257,226	258,512	259,804
	IP	6	0	0.5	4.4%	11,484	11,520	11,517	11,616	11,677	11,737	11,798	11,847	11,870	11,929	11,989	12,049
DFI Services SA		34	652	4.9	2.4%	251,310	217,560	251,310	252,175	252,655	253,132	253,608	226,001	224,169	225,290	226,416	227,548
	W	1	36	1.0	2.2%	5,550	4,320	5,550	5,453	5,232	5,009	4,783	4,554	4,451	4,473	4,496	4,518
	OP	3	0	2.3	3.1%	7,680	4,680	7,680	7,500	7,101	6,698	6,291	5,090	4,822	4,846	4,871	4,895
	SUw A	8	0	5.1	1.1%	2,880	1,920	2,880	2,894	2,909	2,923	2,938	2,051	1,978	1,988	1,998	2,008
	IP	21	0	4.9	20.1%	50,400	40,320	50,400	50,603	50,760	50,916	51,073	42,207	41,545	41,753	41,961	42,171
	O	1	616	5.1	73.5%	184,800	166,320	184,800	185,724	186,653	187,586	188,524	172,099	171,372	172,229	173,090	173,956
ILEM		22	682	3.0	2.0%	209,880	218,040	209,647	210,045	210,344	219,685	223,054	223,645	224,664	225,787	226,916	228,050
	W	1	30	0.1	2.6%	5,400	3,600	5,248	4,913	4,574	4,232	3,886	3,692	3,709	3,728	3,747	3,765
	IP	20	0	2.7	22.9%	48,000	38,400	47,919	47,869	47,721	41,723	39,581	39,468	39,566	39,764	39,963	40,163
	O	1	652	3.2	74.6%	156,480	176,040	156,480	157,262	158,049	173,730	179,587	180,485	181,388	182,295	183,206	184,122
HED Technologies Sàrl		20	488	4.7	1.9%	198,080	168,240	198,080	198,561	198,536	198,505	198,469	177,240	173,351	174,217	175,089	175,964
	O	1	488	5.2	76.4%	151,280	131,760	151,280	152,036	152,796	153,560	154,328	138,423	135,763	136,441	137,124	137,809
	IP	19	0	3.3	23.6%	46,800	36,480	46,800	46,525	45,739	44,945	44,141	38,817	37,588	37,776	37,965	38,155
Sitex SA		41	531	2.1	1.9%	197,494	178,560	191,825	185,028	184,607	182,243	182,726	183,237	183,984	184,904	185,829	186,758
	W	5	127	2.5	10.5%	20,818	15,240	20,818	20,831	19,752	15,926	15,822	15,717	15,703	15,781	15,860	15,940
	OP	12	0	0.6	12.8%	25,344	18,720	23,682	18,814	18,908	19,002	19,097	19,193	19,289	19,385	19,482	19,579
	SUw A	4	0	0.9	0.7%	1,440	960	1,400	965	970	974	979	984	989	994	999	1,004
	IP	18	0	0.7	21.6%	42,720	34,560	38,753	36,710	36,570	35,616	35,550	35,509	35,610	35,788	35,967	36,147
	O	2	404	2.9	54.3%	107,172	109,080	107,172	107,708	108,407	110,724	111,278	111,834	112,394	112,956	113,520	114,088
Epithelix S.a.r.l.		13	500	0.2	1.7%	173,568	155,400	159,318	156,177	156,958	157,743	158,531	159,324	160,121	160,921	161,726	162,535
	OP	2	0	0.2	2.1%	3,600	3,120	3,200	3,136	3,151	3,167	3,183	3,199	3,215	3,231	3,247	3,263
	IP	9	0	0.2	12.0%	20,808	17,280	18,028	17,366	17,453	17,540	17,628	17,716	17,805	17,894	17,983	18,073
	O	2	500	0.2	85.9%	149,160	135,000	138,090	135,675	136,353	137,035	137,720	138,409	139,101	139,796	140,495	141,198
World Courier (Switzerland) SA		12	436	1.5	1.4%	149,244	133,890	148,727	145,728	138,423	137,872	137,313	137,275	137,957	138,647	139,340	140,037
	W	1	13	1.5	1.6%	2,340	1,560	2,340	1,960	1,576	1,584	1,591	1,599	1,607	1,615	1,624	1,632

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 29 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit					Rents			Periods | nominal cashflows
					Actual		Market	1	2	3	4	5	6	7	8	9	10
Tenant	UT	No.	sqm	end [a]	Share	CHF p.a.	CHF p.a.	01.01.2022 - 31.12.2022	01.01.2023 -31.12.2023	01.01.2024 -31.12.2024	01.01.2025 -31.12.2025	01.01.2026 - 31.12.2026	01.01.2027 -31.12.2027	01.01.2028 -31.12.2028	01.01.2029 -31.12.2029	01.01.2030 -31.12.2030	01.01.2031 -31.12.2031
	OP	3	0	0.1	4.8%	7,200	4,680	6,987	6,517	6,041	5,559	5,073	4,800	4,822	4,846	4,871	4,895
	IP	7	0	0.1	11.4%	17,040	13,440	16,736	16,098	15,451	14,798	14,137	13,782	13,848	13,918	13,987	14,057
	O	1	423	1.7	82.2%	122,664	114,210	122,664	121,153	115,355	115,932	116,511	117,094	117,679	118,268	118,859	119,453
René Faigle SA		16	422	1.4	1.3%	139,608	123,840	139,608	130,341	127,493	126,629	126,629	127,065	127,602	128,240	128,881	129,526
	W	2	78	2.4	7.4%	10,296	9,360	10,296	10,185	10,181	9,684	9,549	9,596	9,644	9,693	9,741	9,790
	OP	4	0	1.2	6.1%	8,448	6,240	8,448	6,826	6,303	6,334	6,366	6,398	6,430	6,462	6,494	6,526
	IP	8	0	1.5	14.8%	20,700	15,360	20,700	18,156	17,198	16,331	15,963	15,846	15,827	15,906	15,985	16,065
	O	2	344	1.2	71.7%	100,164	92,880	100,164	95,175	93,811	94,280	94,752	95,225	95,701	96,180	96,661	97,144
Genkyotex (Suisse) SA		12	348	1.0	1.1%	117,678	103,110	117,678	103,626	104,144	104,664	105,188	105,714	106,242	106,773	107,307	107,844
	W	1	67	1.0	8.5%	10,050	8,040	10,050	8,080	8,121	8,161	8,202	8,243	8,284	8,326	8,367	8,409
	IP	10	0	1.0	19.8%	23,328	19,200	23,328	19,296	19,392	19,489	19,587	19,685	19,783	19,882	19,982	20,081
	O	1	281	1.0	71.6%	84,300	75,870	84,300	76,249	76,631	77,014	77,399	77,786	78,175	78,566	78,958	79,353
Epic Restaurant AG		6	803	0.8	1.1%	114,600	144,800	119,633	145,524	146,252	146,983	147,718	148,456	149,199	149,945	150,694	151,448
	W	1	256	0.8	14.5%	16,654	30,720	18,998	30,874	31,028	31,183	31,339	31,496	31,653	31,811	31,971	32,130
	OP	3	0	0.8	5.8%	6,600	4,680	6,280	4,703	4,727	4,751	4,774	4,798	4,822	4,846	4,871	4,895
	G	2	547	0.8	79.7%	91,346	109,400	94,355	109,947	110,497	111,049	111,604	112,162	112,723	113,287	113,853	114,423
Protectas Electronic Security S...		13	274	4.0	0.9%	96,756	84,330	96,756	97,240	97,726	98,215	86,252	86,459	86,892	87,326	87,763	88,202
	W	1	55	4.1	7.8%	7,536	6,600	7,536	7,574	7,612	7,650	6,813	6,767	6,800	6,834	6,869	6,903
	OP	7	0	4.0	15.4%	14,880	10,920	14,880	14,954	15,029	15,104	11,283	11,196	11,252	11,308	11,365	11,421
	IP	4	0	4.0	8.9%	8,640	7,680	8,640	8,683	8,727	8,770	7,835	7,874	7,913	7,953	7,993	8,033
	O	1	219	4.0	67.9%	65,700	59,130	65,700	66,029	66,359	66,690	60,321	60,623	60,926	61,231	61,537	61,845
Amico Lab SA		13	272	3.6	0.9%	95,840	84,540	95,622	95,352	95,053	94,749	86,829	86,699	87,108	87,544	87,981	88,421
	W	1	30	4.0	5.6%	5,400	3,600	5,400	5,427	5,454	5,481	3,673	3,691	3,709	3,728	3,747	3,765
	OP	10	0	2.3	23.7%	22,680	15,600	22,462	21,826	21,160	20,486	16,500	16,018	16,074	16,154	16,235	16,316
	O	2	242	4.0	70.7%	67,760	65,340	67,760	68,099	68,439	68,781	66,657	66,990	67,325	67,661	68,000	68,340
Black Orange SA		7	272	4.5	0.8%	86,640	83,040	86,640	87,073	87,509	87,946	86,550	85,137	85,563	85,990	86,420	86,852
	IP	5	0	4.5	15.2%	13,200	9,600	13,200	13,266	13,332	13,399	11,630	9,842	9,892	9,941	9,991	10,041
	O	2	272	4.5	84.8%	73,440	73,440	73,440	73,807	74,176	74,547	74,920	75,294	75,671	76,049	76,430	76,812
Les Chambres du CTN		3	430	1.7	0.7%	71,172	66,650	71,172	70,392	67,318	67,655	67,993	68,333	68,675	69,018	69,363	69,710
	Hot.	3	430	1.7	100.0%	71,172	66,650	71,172	70,392	67,318	67,655	67,993	68,333	68,675	69,018	69,363	69,710
SP Groups SA		1	223	0.2	0.6%	62,440	60,210	60,582	60,511	60,814	61,118	61,423	61,730	62,039	62,349	62,661	62,974
	O	1	223	0.2	100.0%	62,440	60,210	60,582	60,511	60,814	61,118	61,423	61,730	62,039	62,349	62,661	62,974
Ultrafroid SA		4	209	4.1	0.6%	62,260	61,830	62,260	62,572	62,884	63,199	63,112	63,391	63,708	64,027	64,347	64,669
	OP	1	0	4.1	4.2%	2,640	1,560	2,640	2,653	2,666	2,680	1,683	1,599	1,607	1,615	1,624	1,632
	IP	2	0	4.1	8.5%	5,280	3,840	5,280	5,306	5,333	5,360	4,040	3,937	3,957	3,976	3,996	4,016
	O	1	209	4.1	87.3%	54,340	56,430	54,340	54,612	54,885	55,159	57,389	57,855	58,144	58,435	58,727	59,021
Omnitec SA		3	226	3.7	0.6%	60,384	60,240	60,480	61,265	61,571	61,696	61,454	61,761	62,070	62,380	62,692	63,006
	W	1	18	0.8	2.6%	1,584	2,160	1,680	2,171	2,182	2,193	2,204	2,215	2,226	2,237	2,248	2,259
	IP	1	0	3.7	4.4%	2,640	1,920	2,640	2,653	2,666	2,497	1,959	1,968	1,978	1,988	1,998	2,008
	O	1	208	3.7	93.0%	56,160	56,160	56,160	56,441	56,723	57,007	57,292	57,578	57,866	58,155	58,446	58,738
Technoplan Engineering SA		5	201	4.0	0.6%	57,272	58,710	57,171	57,216	57,260	57,303	58,690	60,193	60,493	60,796	61,100	61,405
	W	1	4	4.5	1.0%	600	480	600	603	606	609	551	492	495	497	500	502

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 30 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit					Rents			Periods | nominal cashflows
					Actual		Market	1	2	3	4	5	6	7	8	9	10
Tenant	UT	No.	sqm	end [a]	Share	CHF p.a.	CHF p.a.	01.01.2022	01.01.2023	01.01.2024	01.01.2025	01.01.2026	01.01.2027	01.01.2028	01.01.2029	01.01.2030	01.01.2031
								- 31.12.2022	- 31.12.2023	- 31.12.2024	- 31.12.2025	- 31.12.2026	- 31.12.2027	- 31.12.2028	- 31.12.2029	- 31.12.2030	- 31.12.2031
	OP	2	0	0.1	6.7%	3,840	3,120	3,779	3,654	3,527	3,398	3,268	3,199	3,215	3,231	3,247	3,263
	IP	1	0	0.1	4.2%	2,400	1,920	2,359	2,275	2,189	2,103	2,016	1,969	1,978	1,988	1,998	2,008
	O	1	197	4.5	88.1%	50,432	53,190	50,432	50,685	50,938	51,193	52,855	54,533	54,806	55,080	55,355	55,632
Tavitian SA		3	191	1.4	0.5%	51,870	51,390	51,829	51,992	52,155	52,319	52,482	52,688	52,951	53,216	53,482	53,749
	W	1	14	1.4	3.2%	1,680	1,680	1,680	1,688	1,697	1,705	1,714	1,722	1,731	1,740	1,748	1,757
	IP	1	0	0.1	4.6%	2,400	1,920	2,359	2,275	2,189	2,103	2,016	1,969	1,978	1,988	1,998	2,008
	O	1	177	1.4	92.1%	47,790	47,790	47,790	48,029	48,269	48,510	48,753	48,997	49,242	49,488	49,735	49,984
So Be Cosmetics SA		5	101	1.6	0.4%	39,900	34,950	38,140	38,170	35,555	35,477	35,654	35,833	36,012	36,192	36,373	36,555
	IP	4	0	0.1	24.1%	9,600	7,680	7,840	7,718	7,757	7,796	7,835	7,874	7,913	7,953	7,993	8,033
	O	1	101	2.1	75.9%	30,300	27,270	30,300	30,452	27,798	27,681	27,820	27,959	28,098	28,239	28,380	28,522
Sitex MAD SA		4	103	2.9	0.4%	38,820	33,570	38,820	39,014	38,767	34,076	34,246	34,418	34,590	34,763	34,937	35,111
	IP	3	0	2.9	20.4%	7,920	5,760	7,920	7,960	7,818	5,847	5,876	5,905	5,935	5,965	5,994	6,024
	O	1	103	2.9	79.6%	30,900	27,810	30,900	31,055	30,950	28,229	28,370	28,512	28,655	28,798	28,942	29,087
Hermenjat Serigraphie		2	145	4.0	0.4%	38,604	41,070	38,604	38,797	38,991	39,186	41,898	42,107	42,318	42,529	42,742	42,956
	IP	1	0	4.0	3.9%	1,488	1,920	1,488	1,495	1,503	1,510	1,959	1,968	1,978	1,988	1,998	2,008
	O	1	145	4.0	96.1%	37,116	39,150	37,116	37,302	37,488	37,676	39,939	40,139	40,339	40,541	40,744	40,947
Anura Associates SA		7	81	0.8	0.4%	37,890	33,390	37,245	35,293	35,081	34,867	34,649	34,429	34,404	34,576	34,749	34,923
	IP	6	0	0.9	38.0%	14,400	11,520	14,160	13,313	12,992	12,667	12,339	12,007	11,870	11,929	11,989	12,049
	O	1	81	0.7	62.0%	23,490	21,870	23,085	21,979	22,089	22,200	22,311	22,422	22,534	22,647	22,760	22,874
Addex Pharma SA		2	98	0.5	0.1%	13,720	11,760	13,670	13,393	13,064	12,732	12,396	12,107	12,117	12,178	12,239	12,300
	W	2	98	0.5	100.0%	13,720	11,760	13,670	13,393	13,064	12,732	12,396	12,107	12,117	12,178	12,239	12,300
Prolabo Sàrl		1	43	3.8	0.1%	11,610	11,610	11,610	11,668	11,726	11,785	11,844	11,903	11,963	12,022	12,083	12,143
	O	1	43	3.8	100.0%	11,610	11,610	11,610	11,668	11,726	11,785	11,844	11,903	11,963	12,022	12,083	12,143
IBF Suisse Sàrl		1	22	4.3	0.1%	7,194	5,940	7,194	7,230	7,266	7,302	6,486	6,090	6,120	6,151	6,182	6,213
	O	1	22	4.3	100.0%	7,194	5,940	7,194	7,230	7,266	7,302	6,486	6,090	6,120	6,151	6,182	6,213
PhytoXtract SA		2	50	0.3	0.1%	5,550	6,000	5,850	6,030	6,060	6,090	6,121	6,152	6,182	6,213	6,244	6,275
	W	2	50	0.3	100.0%	5,550	6,000	5,850	6,030	6,060	6,090	6,121	6,152	6,182	6,213	6,244	6,275
Leone Giulio Ferblanterie Sarl		1	35	1.0	0.0%	3,600	4,200	3,600	3,679	3,818	3,959	4,101	4,245	4,328	4,349	4,371	4,393
	W	1	35	1.0	100.0%	3,600	4,200	3,600	3,679	3,818	3,959	4,101	4,245	4,328	4,349	4,371	4,393
Cramatte Cédric		1	62	1.0	0.0%	3,600	7,440	3,600	4,006	4,802	5,605	6,417	7,236	7,666	7,704	7,743	7,782
	W	1	62	1.0	100.0%	3,600	7,440	3,600	4,006	4,802	5,605	6,417	7,236	7,666	7,704	7,743	7,782
Plair SA		1	19	1.0	0.0%	3,420	2,280	3,420	3,322	3,108	2,892	2,674	2,454	2,349	2,361	2,373	2,385
	W	1	19	1.0	100.0%	3,420	2,280	3,420	3,322	3,108	2,892	2,674	2,454	2,349	2,361	2,373	2,385
Services Industriels de Genève		1	168	3.7	0.0%	1,848	20,160	1,848	1,857	1,867	8,072	20,566	20,669	20,772	20,876	20,981	21,086
	W	1	168	3.7	100.0%	1,848	20,160	1,848	1,857	1,867	8,072	20,566	20,669	20,772	20,876	20,981	21,086
QAD Europe SA		1	7	2.3	0.0%	1,050	840	1,050	1,055	919	853	857	861	866	870	874	879
	W	1	7	2.3	100.0%	1,050	840	1,050	1,055	919	853	857	861	866	870	874	879
Lanier Cyril		1	5	0.0	0.0%	600	600	600	603	606	609	612	615	618	621	624	628
	W	1	5	0.0	100.0%	600	600	600	603	606	609	612	615	618	621	624	628
Iline Daria		1	1	0.1	0.0%	300	120	285	250	215	180	144	123	124	124	125	126
	W	1	1	0.1	100.0%	300	120	285	250	215	180	144	123	124	124	125	126
Total		844	32,645	2.6	100.0%	10,344,996	9,632,710	10,349,811	10,386,179	9,988,644	10,026,980	9,987,877	9,918,622	9,958,094	10,007,884	10,057,924	10,086,040

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 31 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit					Rents			Periods | nominal cashflows
					Actual		Market	1	2	3	4	5	6	7	8	9	10
Tenant	UT	No.	sqm	end [a]	Share	CHF p.a.	CHF p.a.	01.01.2022	01.01.2023	01.01.2024	01.01.2025	01.01.2026	01.01.2027	01.01.2028	01.01.2029	01.01.2030	01.01.2031
								- 31.12.2022	- 31.12.2023	- 31.12.2024	- 31.12.2025	- 31.12.2026	- 31.12.2027	- 31.12.2028	- 31.12.2029	- 31.12.2030	- 31.12.2031
Share of rental income from rental contracts								83%	74%	31%	28%	16%	3%	3%	3%	3%	0%

Legend:

The expected end dates (real options, early breaks, as well as the next termination dates and periods of notice are considered in the calculation if exercised)

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 32 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Expenses/budget

	Statement						Budget						Total
	-5	-4	-3	-2	-1	consolidated	1	2	3	4	5	consolidated	consolidated	Share
	01.01.2016	01.01.2017	01.01.2018	01.01.2019	01.01.2020	Average						Average	Average	% project.
	- 31.12.2016	- 31.12.2017	- 31.12.2018	- 31.12.2019	- 31.12.2020
Income
Est. rental inc.	10,293,866	10,484,874	10,805,937	10,332,550	10,203,460	10,424,137							10,424,137	100.0%
Office	10,293,866	10,484,874	10,805,937	10,332,550	10,203,460	10,424,137							10,424,137	100.0%
Vacancy	0					0							0	0.0%
Actual gross income	10,293,866	10,484,874	10,805,937	10,332,550	10,203,460	10,424,137							10,424,137	100.0%

Costs
Operating costs	353,953	656,101	621,632	570,926	577,804	556,083							556,083	5.3%
Operating costs %	3.44%	6.26%	5.75%	5.53%	5.66%	5.33%							5.33%	5.3%
Insurance	105,151	105,151	119,026	103,911	115,000	109,648							109,648	1.1%
Property management	248,802	309,939	312,824	258,878	257,905	277,670							277,670	2.7%
Other expenditures	0	65,011	13,782	32,137	28,899	27,966							27,966	0.3%
Property taxes	0	176,000	176,000	176,000	176,000	140,800							140,800	1.4%
Janitorial services	0					0							0	0.0%
Utilities	0					0							0	0.0%
Maintenance costs	1,166,997	391,345	378,414	376,995	376,022	537,955							537,955	5.2%
Maintenance costs %	11.34%	3.73%	3.50%	3.65%	3.69%	5.16%							5.16%	5.2%
Maintenance and repair	1,166,997	391,345	378,414	376,995	376,022	537,955							537,955	5.2%
Refurbishment costs					120,829	24,166							24,166	0.2%
Refurbishment costs %					1.18%	0.23%							0.23%	0.2%
Refurbishment					120,829	24,166							24,166	0.2%
Ground lease fee (costs)	323,416	323,416	253,979	277,124	277,124	291,012							291,012	2.8%
Total costs	1,844,366	1,370,862	1,254,025	1,225,045	1,351,779	1,409,215							1,409,215	13.5%

Total net income	8,449,500	9,114,012	9,551,912	9,107,505	8,851,681	9,014,922							9,014,922	86.5%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 33 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Projected accounts summary

	Statement	Annuity			Periods | nominal cashflows
	CHF p.a.	CHF p.a.	%	Q.	1	2	3	4	5	6	7	8	9	10	Exit
			project.
	01.01.2012	01.01.2022			01.01.2022	01.01.2023	01.01.2024	01.01.2025	01.01.2026	01.01.2027	01.01.2028	01.01.2029	01.01.2030	01.01.2031	01.01.2032
	- 31.12.2020				- 31.12.2022	- 31.12.2023	- 31.12.2024	- 31.12.2025	- 31.12.2026	- 31.12.2027	- 31.12.2028	- 31.12.2029	- 31.12.2030	- 31.12.2031
Income
Est. rental inc.	10,424,137	10,910,122	100.0%		10,961,111	11,000,536	10,796,967	10,839,344	10,804,303	10,932,903	10,977,446	11,032,333	11,284,189	11,318,436	11,562,552
Vacancy	0	659,815	6.0%		377,126	178,277	568,617	506,667	587,575	761,872	689,862	693,311	801,517	729,050	757,787
Income losses		7,034	0.1%		61,200	0	31,816	0	0	32,295	0	0	32,782	0	1,486
Rent-free		7,034	0.1%		61,200	0	31,816	0	0	32,295	0	0	32,782	0	1,486
Actual gross income	10,424,137	10,243,273	93.9%		10,522,785	10,822,259	10,196,535	10,332,677	10,216,728	10,138,736	10,287,585	10,339,023	10,449,890	10,589,386	10,803,278

Costs
Operating costs	556,083	1,149,522	10.5%	81%	1,207,886	1,151,720	1,163,640	1,149,693	1,150,979	1,179,840	1,165,759	1,171,588	1,206,950	1,192,108	1,208,337
%	5.33%	10.54%			11.02%	10.47%	10.78%	10.61%	10.65%	10.79%	10.62%	10.62%	10.70%	10.53%	10.45%
Insurance	109,648	109,101	1.0%	63%	109,611	110,005	107,970	108,393	108,043	109,329	109,774	110,323	112,842	113,184	115,626
Property management	277,670	436,405	4.0%	60%	438,444	440,021	431,879	433,574	432,172	437,316	439,098	441,293	451,368	452,737	462,502
Other expenditures	27,966	163,000	1.5%	78%	163,000	163,815	164,634	165,457	166,285	167,116	167,952	168,791	169,635	170,483	171,336
Property taxes	140,800	435,700	4.0%	95%	435,700	437,879	440,068	442,268	444,480	446,702	448,935	451,180	453,436	455,703	457,982
Janitorial services	0	0	0.0%	10%	0	0	0	0	0	0	0	0	0	0	0
Utilities	0	0	0.0%	10%	0	0	0	0	0	0	0	0	0	0	0
Leasing costs		5,316	0.0%		61,130	0	19,089	0	0	19,377	0	0	19,669	0	892
Maintenance costs	537,955	340,717	3.1%	44%	278,752	280,146	281,546	282,954	284,369	285,791	287,220	288,656	290,099	291,550	396,112
%	5.16%	3.12%			2.54%	2.55%	2.61%	2.61%	2.63%	2.61%	2.62%	2.62%	2.57%	2.58%	3.43%
Maintenance and repair	537,955	340,717	3.1%	44%	278,752	280,146	281,546	282,954	284,369	285,791	287,220	288,656	290,099	291,550	396,112
Refurbishment costs	24,166	2,028,238	18.6%	76%	3,529,000	2,261,250	0	2,283,919	2,295,339	0	2,318,349	2,329,941	2,341,591	2,353,299	2,187,428
%	0.23%	18.59%			32.20%	20.56%	0.00%	21.07%	21.24%	0.00%	21.12%	21.12%	20.75%	20.79%	18.92%
Refurbishment	24,166	2,028,238	18.6%	76%	3,529,000	2,261,250	0	2,283,919	2,295,339	0	2,318,349	2,329,941	2,341,591	2,353,299	2,187,428
Ground lease fee (costs)	291,012	277,125	2.5%		277,125	278,511	279,903	281,303	282,709	284,123	285,543	286,971	288,406	289,848	291,297
Total costs	1,409,215	3,795,602	34.8%		5,292,763	3,971,627	1,725,089	3,997,869	4,013,396	1,749,754	4,056,872	4,077,156	4,127,046	4,126,805	4,083,173

Total net income	9,014,922	6,447,671	59.1%		5,230,023	6,850,632	8,471,445	6,334,809	6,203,332	8,388,982	6,230,713	6,261,866	6,322,844	6,462,581	6,720,105

Vacant and new office areas:

- Letting period admitted over 6 months.

- Incentives: 2x months rent free period for offices.

- 10% of letting fees.

Property taxes:

- 2.0‰ of the tax value, capitalized with the rent revenues after deduction of the ground lease rent at 4.88% (average of the last 5 years of the allowed rate in 2021 by the “AFC - Administration Fiscale Cantonale” for commercial real estate located in other construction zoning than “zone de construction 1 & 2”)

Following repair costs in real terms are foreseen in the years 1-10:

- 2022: rebranding investment, fire detection, heating measures, blinds, façades and various other CAPEX for a total of CHF 1,279,000.- (client estimate).

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 34 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

- 2022/23: cooling system, façade improvement and additional roof sqm creation for one building for CHF 4,000,000.- (client estimate).

- 2025/26: cooling system, façade improvement and additional roof sqm creation for one building for CHF 4,000,000.- (client estimate).

- 2028/29: cooling system, façade improvement and additional roof sqm creation for one building for CHF 4,000,000.- (client estimate).

- 2030/31: cooling system, façade improvement and additional roof sqm creation for one building for CHF 4,000,000.- (client estimate).

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 35 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Sensitivity analysis

Change in annuities			Variation of discount rate (base points)

			Presentation in absolute terms							Presentation in relative terms

	Change	Annuity	+30	+20	+10	+/-	-10	-20	-30	+30	+20	+10	+/-	-10	-20	-30
	[Rate in %]	[CHF, %]	5.00%	4.90%	4.80%	4.70%	4.60%	4.50%	4.40%	5.00%	4.90%	4.80%	4.70%	4.60%	4.50%	4.40%

Target rental income	-10%	9,819,110	111,110,000	113,380,000	115,740,000	118,200,000	120,770,000	123,460,000	126,260,000	-21%	-20%	-18%	-16%	-15%	-13%	-11%
	-5%	10,364,616	122,020,000	124,510,000	127,100,000	129,810,000	132,630,000	135,580,000	138,660,000	-14%	-12%	-10%	-8%	-6%	-4%	-2%
	+0%	10,910,122	132,930,000	135,640,000	138,470,000	141,420,000	144,490,000	147,700,000	151,060,000	-6%	-4%	-2%	0%	2%	4%	7%
	+5%	11,455,628	143,840,000	146,780,000	149,830,000	153,020,000	156,350,000	159,820,000	163,450,000	2%	4%	6%	8%	11%	13%	16%
	+10%	12,001,134	154,750,000	157,910,000	161,200,000	164,630,000	168,210,000	171,950,000	175,850,000	9%	12%	14%	16%	19%	22%	24%

Vacancy	+100%	12.10%	119,730,000	122,180,000	124,720,000	127,380,000	130,150,000	133,040,000	136,060,000	-15%	-14%	-12%	-10%	-8%	-6%	-4%
	+50%	9.07%	126,330,000	128,910,000	131,600,000	134,400,000	137,320,000	140,370,000	143,560,000	-11%	-9%	-7%	-5%	-3%	-1%	2%
	+0%	6.05%	132,930,000	135,640,000	138,470,000	141,420,000	144,490,000	147,700,000	151,060,000	-6%	-4%	-2%	0%	2%	4%	7%
	-50%	3.02%	139,530,000	142,380,000	145,340,000	148,430,000	151,660,000	155,030,000	158,560,000	-1%	1%	3%	5%	7%	10%	12%
	-100%	0.00%	146,130,000	149,110,000	152,220,000	155,450,000	158,830,000	162,360,000	166,050,000	3%	5%	8%	10%	12%	15%	17%

Repair costs	-10%	1,825,414	136,990,000	139,780,000	142,690,000	145,730,000	148,900,000	152,210,000	155,670,000	-3%	-1%	1%	3%	5%	8%	10%
	-5%	1,926,826	134,960,000	137,710,000	140,580,000	143,570,000	146,690,000	149,950,000	153,360,000	-5%	-3%	-1%	2%	4%	6%	8%
	+0%	2,028,238	132,930,000	135,640,000	138,470,000	141,420,000	144,490,000	147,700,000	151,060,000	-6%	-4%	-2%	0%	2%	4%	7%
	+5%	2,129,650	130,900,000	133,570,000	136,360,000	139,260,000	142,280,000	145,450,000	148,750,000	-7%	-6%	-4%	-2%	1%	3%	5%
	+10%	2,231,061	128,870,000	131,500,000	134,240,000	137,100,000	140,080,000	143,190,000	146,450,000	-9%	-7%	-5%	-3%	-1%	1%	4%

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 36 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Quality profile

	Weighting	Rating	Comments
Commercial	100	3.6 - Above-average

Location	40	3.6 - Above average
Macro-location	10	4.8 - Excellent
Micro-location	50	3.3 - Above average
Office	25	3.3 - Above average
Infrastructure	30	3.0 - Average
Clustering	20	2.0 - Moderate
Terrain	50	4.0 - Good

Retail	25	3.3 - Above average
Infrastructure	30	3.0 - Average
Clustering	20	2.0 - Moderate
Terrain	50	4.0 - Good

Industry	25	3.3 - Above average
Infrastructure	30	3.0 - Average
Clustering	20	2.0 - Moderate
Terrain	50	4.0 - Good

Gastronomy	25	3.3 - Above average
Infrastructure	30	3.0 - Average
Clustering	20	2.0 - Moderate
Terrain	50	4.0 - Good

Property	40	3.8 - Good
Usability	20	4.0 - Good
Room quality	50	4.0 - High
Flexibility	30	4.0 - High
Parking / allotment	20	4.0 - Good

Standard	10	3.7 - Slightly above-average
Building shell	33	4.0 - Upmarket
Interior fit-out	33	3.5 - Slightly above-average
Technical installations	33	3.5 - Slightly above-average

Condition	20	3.7 - Sound to good
Building shell	20	3.5 - Sound to good
Interior fit-out	50	3.5 - Sound to good
Technical installations	30	4.0 - Good

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 37 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

	Weighting	Rating	Comments
Investment	20	3.5 - Above-average
Lettability	33	4.0 - Good
Saleability	33	3.0 - Average
Income risk	33	3.0 - Average

Total
Macro-location	10	4.8 - Excellent
Micro-location	50	3.3 - Above average
Usability	20	4.0 - Good
Standard	10	3.7 - Slightly above-average
Condition	20	3.7 - Sound to good
Investment	20	3.5 - Above-average

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 38 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Photo documentation

Delivery	Facade Detail	Roof

Reperations	Parking	Structural Damage

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 39 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Heating	Generator	Elevators

Toilets	Laboratory	Rückseite

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 40 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Maps

Macro location	Micro location

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 41 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Plans

Cadatral Plan	CTN

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 42 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Context

Order

Wüest Partner was commissioned by Eldista GmbH to value briefly (indication of value) the property in question as at 1st of January 2020. The property will be valued according to the accounting standards of IFRS and to the definition of market value from “International Valuation Standards Committe” (IVSC), which reads as follows :“Market value is the estimated amount for which a property should exchange on the date of valuation between a willing buyer and a willing seller in an arm's length transaction after proper marketing wherein the parties had each acted knowledgably, prudently and without compulsion.”

Assumption

The valuations are based on the following general assumptions:

● The property has been appraised as continuation scenario. That means, that no change of use scenarios have been calculated as well that would result to a higher value.

● A one-period DCF model was adopted. The valuation period extends for 100 years from the valuation date, with an implicit residual value in the 11th period.

● Discounting is based on a risk-adjusted real interest rate. Rates are determined individually for each property on the basis of appropriate benchmarks derived from arm’s-length transactions. They may be broken down as follows: risk-free interest rate + property risk (immobility of capital) + premium for macro-location + premium for micro-location depending on use + premium for property quality and income risk + any other specific premiums. – Unless otherwise stated, the valuations assume 1% annual inflation for income and all expenditure. Where a nominal discount rate is applied, this is adjusted accordingly.

● Credit risks posed by specific tenants are not explicitly factored into the valuation.

● Allowance is made for the specific indexing provisions in existing leases. An indexing factor of 80% (Swiss average) is assumed for the period following lease expiry.

● For existing tenancies, the timing of individual payments is assumed to comply with the terms of the lease.Following lease expiry, cash flows for commercial premises are taken to be quarterly in advance, for housing monthly in advance.

● In terms of running costs, entirely separate service charge accounts are assumed, with no tenancy-related ancillary costs to be borne by the owner.

● The maintenance (repair and upkeep) costs were calculated by means of a life cycle analysis of the individual building elements. The building structure's remaining lifespan was estimated and periodic refurbishments modelled on the basis of the general condition of the fabric as determined during the property inspection. Appropriate annual reserves were calculated accordingly and plausibility tested using comparables and Wüest & Partner's own benchmarks. The calculation factors in 100% of repair costs in the first 10 years; the proportion applied from year 11 onwards is limited to the value-preserving investments (recoverable share).

Disclaimer

The commissioned valuation and, in particular, the forecasts presented therein were prepared by Wüest & Partner AG to the best of its knowledge and with due observance of current professional standards. The valuation is based on:

● site inspection (see list of documents);

● the documentation provided by the client, the absolute correctness of which is assumed;

● the relevant experience of Wüest & Partner AG in this field.

Wüest & Partner did not investigate any legal issues surrounding the properties. Nor did it examine any rent-law or rent-control issues; in particular the landlord assures that no federal, cantonal or municipal restrictions apply.

In the documentation provided byEldista GmbH, floor spaces were estimated by the propertymanager. On the visit the lettable areas (main effective area) have been verified as good as possible by Wüest & Partner. Given that fact the accuracy of square-metre data could not be guaranteed by Wüest & Partner.

The valuation was performed with reference to a specific valuation date and may be affected by subsequent events for which no allowance can be made at the present time. A revaluation shall become necessary should any such events occur.

Value and price may diverge. No allowance can be made in this valuation for any circumstances affecting the price.

The valuation was performed by Wüest & Partner AG independently and neutrally in conformity with its business policies. No conflicts of interest of any kind exist. The valuation was carried out solely for those purposes specified above; Wüest & Partner shall accept no liability in respect of third parties other than that mentioned above.

Method

The valuation of the main property uses the discounted cash-flow (DCF) method. With this method, the Current Market Value of a property is determined as the total of all projected future net earnings (before interest, taxes, depreciation and amortization) discounted to present-day equivalents. These net earnings are discounted individually for each property with due allowance for specific opportunities and threats, and with adjustment in line with market conditions and risks. All projected cash flows are presented to ensure maximum transparency.

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 43 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Documentation index

Basics	Available	Appendix	Date	Broker	Source	Comment
Land registry sheet			02.12.2011		Registre foncier
Leasehold documentation			02.05.2018			Amendments 2018
Land register plan
Building and zoning regulation			07.12.2011		www.sitg.ch	Online Information
Preservation order
Contaminated site			07.12.2011		www.sitg.ch	Online Information
Picture documentation			21.11.2011		Wüest Partner
Site visit			21.11.2011		Wüest Partner

Property management	Available	Appendix	Date	Broker	Source	Comment
Area list			31.12.2021	Client		as at 31.12.2021
Net rents			31.12.2021	Client
Ancillary costs			31.12.2021	Client
Net rent area			31.12.2021	Client
Contracts of business tenants			31.12.2021	Client
Turnover sales
Property expenses			31.12.2020	Client		2013-2020
Property budget				Client		2022 forecast
Investment planning

Construction	Available	Appendix	Date	Broker	Source	Comment
Building insurance certificate (BIC)			27.04.2005		Winterthur
Building volume (BIC)
Construction year (BIC)
Building permit
Building plans			01.01.2003		CTN SA
Building specification
Areas/volume
Building services information
Investment expenditure
Track record of maintenance/renovation
Condition analysis

Miscellaneous	Available	Appendix	Date	Broker	Source	Comment
CAPEX budget 2022			31.12.2020	Swiss Real Management
Floor enlargement plan			15.07.2021	Swiss Real Management

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 44 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Glossary

Actual Rental Income: The actual rental income represents the target rental income minus other losses of income.

Annuity: In the portfolio report, an annuity is used for a constant value over a given period(s). The annuity of the values for the first ten periods is abbreviated by “Ann. 1-10” and, corresponding to that, with “Ann. 11” for the eleventh period.

Benchmarks: Benchmarks represent a reference value. The portfolio report shows the difference in percentage from the Swiss median (50% percentile) of the average rental income per square meter (per usage type: residential, office, retail and industry/trade).

Budget: The budget contains projected values for costs and revenues, according to the information provided by the owner or the property manager. See also statements.

Calculated end of contract (also called «end» in the report): The calculated end is the time difference in years as of the valuation date. Real options, early breaks, as well as the next termination dates and periods of notice for all uses are also taken into account in the calculation, if they are actually used in the valuation. The calculated end can differ due to the different definition of WAULT (see also definition of WAULT).

Capital growth return: The change in value (capital growth) is primarily caused by market developments and the investments made in the given period. Capital growth return = market value (end) - market value (start) - capital expenditure + capital revenue/market value (start) + capital expenditure. See Swiss Valuation Standards (SVS), 2017.

Cashflow: In general, a cashflow is a financial stream of either income or expenses.

Cash flow yield: Cash flow/market value (start date) + capital expenditure. See Swiss Valuation Standards (SVS), 2017.

Community Type: A summary of the community grouping produced by the Federal Office for Statistics (BfS).

Condition: Condition represents a qualitative assessment of the condition of the outer shell as well as the condition of the inside as well as services of the property. It is deduced in the quality profile of the property.

Condominium Ownership: Condominium ownership is a special kind of co-ownership. It is the co-ownership share of a plot, which gives the co-owner the special right of sole use and internal fit-out of distinct parts of a building (Civil Code Art. 712a-712t)

Contract (as % of income) Fix: «Contract Fix» represents the percentage of expected total future rental income contractually secured at the present time.

Co-ownership: Should several persons possess a unit (property) in fractions and without external divisions, they are classified as co-owners (Civil Code Art.646-651).

Current: Values valid as per the valuation date (date of the rent roll).

Discount Rate: The discount rate is the percentage rate used to discount all cash flows. The level of the chosen discount rate (per cashflow or valuation) reflects the risk assessment.

Distribution by Percentile: Summary A shows which revenue share per usage type (residential, office, retail, business) of the portfolio lies in each percentile segment.

E-Notation: The scientific notation used in Wüest Dimensions is the exponential expression (for base 10), for thousands: Xe3, for millions: Xe6 and for billions: Xe9 (X stands for any number).

Gross Yield: Two types of gross yields are shown: The current gross yield is defined as the proportion of today’s (current) target rental income as a share of market value. The gross annuity yield, the second measurement, is the rental income annuity as a percentage of the market value.

Ground Lease Income/Costs: Ground lease income or costs include income or costs arising from a ground lease contract (in accordance with Civil Code Art. 779 a. ff)

Income Losses: Income losses reflect the sum of all reductions to the target rental income (e.g. vacancy).

Lease (as % of income) + Option: «+Option» represents the percentage of the total rental income represented by «Contract Fix» plus the contractually guaranteed rental income, which is secured by means of a real or tenant-side-only contract renewal option.

Lease (as % of income) indexed: «Indexed» represents the average degree of indexation of the contracted rental positions.

Location Quality: The location quality of a property is a measure of the quality of the location. It is derived by combining both the macro location rating (location of the municipality within Switzerland) and the micro location rating (location of the property within the municipality).

Macro location: The macro location represents the quality of the local real estate market for the corresponding municipality. The basis for this measurement is a comprehensive, use-related municipal rating by Wüest Partner.

Maintenance Costs: The maintenance costs consist of the costs for upkeep and repair.

Maintenance or Upkeep costs (M): The upkeep costs are also referred to as “normal maintenance”. Upkeep measures include all measures undertaken to ensure the continued use of the property (e.g. service work, minor repairs).

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 45 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Market Matrix: The market matrix displays all properties in the portfolio according to the location quality (X-axis) and the property quality (Y-axis) depicted. The matrix is divided into nine segments (I to IX). If a property is located in the segment I, for example, this is classified as a top or prime property.

Market Value (MV): The market value is the estimated amount for which an asset should exchange on the date of valuation between a willing buyer and a willing seller in an arm’s-length transaction after proper marketing, wherein the parties had each acted knowledgeably, prudently and without compulsion.

Median: The median refers to a statistical measurement. It divides a number of values into two halves. 50% of the values are lower than the median and 50% are greater the median (median = 50% percentile).

Micro Location: The micro location describes the position of the property within the community. It is determined by factors such as access to public transport, topography of the plot (e.g. south-facing), shopping availability, etc. The assessments are recorded in the quality profile of the property.

MIRR – Modified internal rate of return: IRR is also known as the internal rate of return. In Wüest Dimensions, the modified IRR (MIRR) is being utilised. The MIRR is an indicator that reflects the attractiveness of an initial investment in view of future cash flows. In investment planning, the MIRR can be used to calculate various scenarios. In the DCF calculation, the MIRR is understood as a weighted discount rate or a backward calculation of the discount rate. The MIRR is currently regarded as the best method of calculating the IRR and also takes into account the conclusiveness and payment modality of all present values in the DCF calculation.

Net Yield: The net yield is the ratio of the net income annuity to the calculated market value of the property.

Nominal: Cash flows and values that are reported in nominal terms are not adjusted for inflation.

Overall Coefficient: The overall coefficient for each property is derived from the weighted average of the quality coefficients for the macro location, micro location, condition, standard, and usability.

Percentiles: Distribution indicators, which segment a range of values. The 50-percent-percentile marks the border between the higher-priced and the lower priced halves of values. Correspondingly, the 10-percent percentile marks the border between the lowest 10 percent values and the remaining values.

Period: The valuation period is divided into a certain number of equally large units of time (usually one year). Such a unit of time is called a period.

Portfolio: A collection of several property valuations is summarised in a portfolio.

Potential: The anticipated long-term and sustainable development of the revenues or costs is projected using an assessment of the estimated market value or “potential” for both revenues and costs (particularly rent income).

Projected Rental Income (Projected): The target or projected rental income is the sum of all rental income (including vacancies).

Property Accounts: The property accounts include the historical cost and revenue values as supplied by the owners or property management.

Property Quality: The property quality is a measurement of the quality of a property taking into account the property’s condition, prevailing standards, usability and usage-mix. The information required to determine the quality of the property is taken from the quality profile of the property.

Property Type (P-type): The following property types are recognised: residential property, residential/commercial property, commercial property (solely for commercial use), special property, ground lease property and building land.

Quality Coefficient: A market-value-weighted-average of the corresponding quality factor for each property. Factors include: macro location, micro location, condition, standard and usability.

Real: Real values shown are adjusted for inflation, in other words, deflated. Therein the nominal measurement or value is divided by a price index (e.g. CPI).

Region (Properties by -): Switzerland is divided by Wüest Partner into eight monitoring regions. This regionalisation is again based on a regional division of Switzerland – the so-called 106 MS regions – which was undertaken by the Federal Office for Statistics (BfS).

Rental Income: The rental income shows the current income generated by the letting of rental units and for each usage type i.e. residential, office, retail, industry/trade, special uses and other uses. The annuity is expressed as CHF per m2

Repair Costs (R): The repair costs are also known as “extraordinary maintenance”. They cover all investments that fully replace significant building components and/or are accompanied by a marked qualitative improvement. These may include value-adding investments.

Running or Operating Costs: Running or Operating costs are those costs carried by the owner of the property, incurred during operation and not (fully) passed on to the tenants (e.g. insurance premiums, administrative costs).

Sensitivity analysis (approximate): The deviating market values in the sensitivity analysis are derived approximately using a simplified model calculation; these market values may therefore differ from a detailed DCF valuation.

Sole Ownership: The owner of the property is a single private or legal entity.

Standard: The Standard represents the qualitative assessment of a building reflecting the existing spatial conditions, the materialisation and installed building services. The standard is a part of the quality profile.

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 46 of 47

Wüest Dimensions - Business intelligence by Wüest Partner

Tenant list and use-type abbreviations: – No. = Number

– Share of fixed-term contracts = Share of secured fixed-term contracts

– Opt. share = Share of secured contracts with real option extension

– End [a] = Calculated end of contract (see separate entry)

– Fl. = Floor

– Index % = Share of inflation that can be passed on to the tenant under tenancy law

– Vac. = Vacancy (market)

– Trans. per. [a] = Transition period in years between current rent and market rent (see separate entry)

– Rms = Number of rooms per apartment

Uses

– OA = Outside area

– O = Offices

– LCE = Leisure/culture/education

– I = Industry

– C = Catering

– H = Health

– H = Hotel

– W = Warehouse

– CSU = Commercial secondary use

– RSU = Residential secondary use

– OP = Outdoor parking

– IP = Indoor parking (parking space)

– SUwA = Special use with area

– SUwoA = Special use without area

– R = Retail

– R = Residential

Total Income: The total revenue includes the target or projected rental income plus any other income (e.g. ground lease revenues, sales revenues, etc.) minus any revenue losses.

Total Net Income: Total net income is calculated as the total of all income minus all costs.

Total Ownership: Owners of the property are several natural or legal persons who are in close (legal) relationship with each other. See, Civil Code Art. 652 - 654.

Total return: The total return of a property is made up of the cash flow of a given period and the change in value from the preceding period.

Usability: Usability measures the quality of the property in respect of: the floor layout, the flexibility of the building structure, the connectivity of the plot, etc. It is recorded in the quality profile of the property.

Usage Area (UA): The usage area is part of the net floor area (NFA), which, in general, serves the overall purpose and use of the building.

Vacancy: A rental unit is deemed to be empty and as such vacant if, as per the rent roll date, no rental contract exists for this rental unit.

WAULT: The WAULT (Weighted Average Unexpired Lease Term) adds up the weighted average remaining terms of contractually fixed rents in a portfolio (up to the earliest possible termination date without extension options). The WAULT must be reported in years.

The uses to be taken into account are:

-	Office, hotel, sales, practices, hospitality, warehouse and other commercially used properties
-	Unlimited rental contracts with a term of 6 months are taken into account for the calculation.

Property types not to be considered are:

-	Apartments, parking spaces, advertising space, cellar/attic
-	Vacancies are not taken into account

See definition «SFAMA FI Kennzahlen Immofonds_d_160913»

102688.2101 | 101-4423-116 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 06.12.2021	Page 47 of 47